Exhibit 4.1

Published CUSIP Number 432854AE7

EXECUTION

US$3,250,000,000 Revolver

€675,000,000 Term A Loan

£675,000,000 Term A Loan

AUS$140,000,000 Term A Loan

US$500,000,000 Term B Loan

CREDIT AGREEMENT

dated as of February 22, 2006

among

HILTON HOTELS CORPORATION and HILTON PCB SARL

as joint and several Borrowers,

the Lenders referred to herein,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and Issuing Lender

UBS SECURITIES LLC,

as Syndication Agent,

THE ROYAL BANK OF SCOTLAND PLC, THE BANK OF NEW YORK, and

CALYON NEW YORK BRANCH, as Co-Documentation Agents,

BNP PARIBAS, MORGAN STANLEY BANK, and WACHOVIA BANK, NATIONAL
ASSOCIATION, as Joint Book Managers and Co-Documentation Agents

CITICORP NORTH AMERICA, INC., WELLS FARGO BANK, N.A., THE BANK OF NOVA
SCOTIA, MIZUHO CORPORATE BANK, LTD., COMMERZBANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES, and

LASALLE BANK NATIONAL ASSOCIATION,

as Co-Managing Agents,

BANC OF AMERICA SECURITIES LLC and UBS SECURITIES LLC,

as Joint Lead Arrangers and Joint Book Managers

i

ARTICLE 3 CONDITIONS		58

3.01	Borrowings and Issuances of Letters of Credit	58
3.02	Effective Date	58

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		62

4.01	Existence, Qualification and Power; Compliance with Laws	62
4.02	Authorization; No Contravention	62
4.03	Governmental Authorization; Other Consents	62
4.04	Binding Effect	62
4.05	Financial Information.	63
4.06	Litigation	63
4.07	Compliance with ERISA	63
4.08	Taxes	63
4.09	Significant Subsidiaries	64
4.10	Not an Investment Company	64
4.11	Environmental Matters	64
4.12	Full Disclosure	64
4.13	The Acquisition	64
4.14	Representations as to Foreign Obligors	64

ARTICLE 5 COVENANTS		66

5.01	Information	66
5.02	Maintenance of Property; Insurance.	68
5.03	Conduct of Business and Maintenance of Existence	68
5.04	Compliance with Laws	69
5.05	Inspection of Property, Books and Records	69
5.06	Debt of Non-Guarantor Subsidiaries	69
5.07	Negative Pledge	70
5.08	Consolidations, Mergers and Sales of Assets; Corporate Structure.	71
5.09	Sale-Leaseback Transactions	71
5.10	Fixed and Contingent Leases	71
5.11	Use of Proceeds	71
5.12	Leverage Ratio	72
5.13	Interest Coverage Ratio	72
5.14	Additional Guarantors and Pledged Stock	72

ARTICLE 6 EVENTS OF DEFAULT		73

6.01	Events of Default	73
6.02	Notice of Default	75
6.03	Cash Cover	75

ARTICLE 7 ADMINISTRATIVE AGENT		76

7.01	Appointment and Authority	76

7.02	Rights as a Lender	76
7.03	Exculpatory Provisions	76
7.04	Reliance by Administrative Agent	77
7.05	Delegation of Duties	77
7.06	Resignation of Administrative Agent	78
7.07	Non-Reliance on Administrative Agent and Other Lenders	79
7.08	No Other Duties, Etc.	79
7.09	Collateral and Guaranty Matters	79

ARTICLE 8 CHANGE IN CIRCUMSTANCES		80

8.01	Basis for Determining Interest Rate Inadequate or Unfair	80
8.02	Illegality	80
8.03	Increased Cost and Reduced Return.	81
8.04	Base Rate Loans Substituted for Affected Eurocurrency Loans	83

ARTICLE 9 MISCELLANEOUS		84

9.01	Notices; Effectiveness; Electronic Communication.	84
9.02	No Waivers	86
9.03	Expenses; Documentary Taxes; Indemnification.	87
9.04	Amendments and Waivers	88
9.05	Successors and Assigns.	89
9.06	Governing Law; Jurisdiction; Etc.	95
9.07	Counterparts; Integration	96
9.08	Several Obligations	96
9.09	Set-Offs; Sharing of Set-Offs.	96
9.10	WAIVER OF JURY TRIAL	97
9.11	Treatment of Certain Information; Confidentiality	97
9.12	Replacement of Lenders	98
9.13	USA PATRIOT Act Notice	99
9.14	Office of Foreign Asset Control and Bank Secrecy Act	99
9.15	Release of Guaranties and Stock Pledge Agreements	99

Schedules:

1              Lender Commitments

2              Designated Property

3              Existing Letters of Credit

4              Guaranteed Leases

5              Mandatory Cost Formulae

6              Public Debt

7              Closing Representations

8              Guarantors as of the Effective Date

9              Hilton Group Acquired Debt

10            Sale-Leasebacks

11            Contact Information

12            Assignment Fees

Exhibits:

Exhibit A:	Form of Assignment and Assumption
Exhibit B:	Form of Compliance Certificate
Exhibit C:	Form of Domestic Guaranty
Exhibit D:	Form of Foreign Guaranty
Exhibit E:	Form of Pricing Certificate
Exhibit F:	Form of Revolving Note
Exhibit G:	Form of Stock Pledge Agreement
Exhibit H:	Form of Term A Loan Note
Exhibit I:	Form of Term B Loan Note
Exhibit J:	Form of Notice of Borrowing, Conversion or Continuation
Exhibit K:	Opinion of Gibson, Dunn & Crutcher, LLP (New York Law Issues)
Exhibit L:	Opinion of Gibson, Dunn & Crutcher, LLP (UK Law Issues)
Exhibit M:	Opinion (Lux Law Issues)

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of February 22, 2006, is entered into among HILTON HOTELS CORPORATION, a Delaware corporation (the “Company”), HILTON PCB SARL, a limited liability entity formed under the laws of Luxembourg (the “Co-Borrower”; and together with the Company, jointly and severally, the “Borrowers”, and each of them individually, a “Borrower”), the Lenders who are parties hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender, UBS SECURITIES LLC, as Syndication Agent, THE ROYAL BANK OF SCOTLAND PLC, THE BANK OF NEW YORK, BNP PARIBAS, CALYON NEW YORK BRANCH, MORGAN STANLEY BANK, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, and CITICORP NORTH AMERICA, INC., WELLS FARGO BANK, N.A., THE BANK OF NOVA SCOTIA, MIZUHO CORPORATE BANK, LTD., COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES and LASALLE BANK NATIONAL ASSOCIATION, as Co-Managing Agents. The parties hereby agree with reference to the following facts:

A.            The Company and the other parties referred to therein have entered into the Sale and Purchase Agreement, pursuant to which the Company shall acquire the Shares and the Associated Contracts.

B.            The Company has requested that the Lenders provide the credit facilities described herein for the purpose of financing the Acquisition, and for the other purposes described in Section 5.11.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

1.01                           Definitions.  The following terms, as used herein, have the following meanings:

“Acquired HG Subsidiaries” means those Persons which become Subsidiaries of the Company by reason of the consummation of the Acquisition.

“Acquisition” means the purchase, pursuant to the Sale and Purchase Agreement, (a) by Co-Borrower of 55% of the issued and outstanding capital stock of Luxco from LGI and LG, (b) by Co-Borrower of the 14.58% of the issued and outstanding capital stock of LHUSA not owned by Luxco from LGI, (c) by UK Acquisition of the remaining 45% of the issued and outstanding capital stock of Luxco from LGI and LG, and (d) by Town & Country Factors Limited of certain other assets (the “Associated Contracts” as defined in the Sale and Purchase Agreement) from LGI and LG.

“Additional Lender” has the meaning set forth in Section 2.24(a).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Lender.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Revolving Commitments” means the commitments of the Revolving Lenders to make Revolving Loans and to participate in Letters of Credit and Swing Line Loans, in each case as such commitments may be reduced from time to time pursuant to Section 2.14, 2.15,  2.16, or 2.17 or increased from time to time pursuant to Section 2.24. The Aggregate Revolving Commitments under this Agreement as of the Effective Date is US$3,250,000,000.

“Aggregate Term A Loan Commitments” means the commitments of the Term A Loan Lenders to make Term A Loans to the Borrowers on the Effective Date in the aggregate principal amounts of 675,000,000 Euro, 675,000,000 Sterling and 140,000,000 Australian Dollars. The Aggregate Term A Loan Commitments are subject to being increased from time to time (in such currencies or in Dollars or in an Alternative Currency) pursuant to Section 2.24.

“Aggregate Term B Loan Commitments” means the commitments of the Term B Loan Lenders to make Term B Loans to the Borrowers on the Effective Date in the aggregate principal amount of $500,000,000. The Aggregate Term B Loan Commitments are subject to being increased from time to time pursuant to Section 2.24.

“Agreement” means this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

“Alternative Currency” means (a) in the case of the Revolving Loans, Sterling, Euros and each other currency (including Swedish Kronor) which is approved in advance in accordance with Section 1.06, and (b) in the case of the Term A Loans, Sterling, Euros and Australian Dollars in each case in the aggregate principal amount of the related Term A Loan Commitments expressed set forth on Schedule 1.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Reserve” means, at any time, the Dollar Equivalent amount equal to (a) 2% of the aggregate Outstanding Amount of Revolving Loans and Letters of Credit denominated in BPS and Euros, and (b) 5% of the aggregate Outstanding Amount of Revolving Loans and Letters of Credit denominated in all other Alternative Currencies at such time.

“Alternative Currency Sublimit” means an amount equal to the Aggregate Revolving Commitments minus US$1,000,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Applicable Debt Rating” means, as of any date of determination, the rating assigned by the Rating Agencies to the senior long-term debt securities of the Company without third-party credit enhancement (and any rating assigned to any other debt security of the Company shall be disregarded), provided that (a) if such securities receive a split-rating and the rating differential is one level, the higher of the two ratings will apply and (b) if such securities receive a double split-rating and the ratings differential is more than one level, the average of the two ratings (or the higher of any two intermediate ratings) shall be used.

“Applicable Facility Fee Rate” means the rate per annum (expressed in basis points) set forth in the Revolver Pricing Matrix opposite the Applicable Debt Rating in the column headed “Facility Fee,” provided that from the Effective Date through the end of the first Pricing Period that ends three or more calendar months after the Effective Date, the Applicable Facility Fee Rate shall be the rate opposite Level V in the Revolver Pricing Matrix.

“Applicable Foreign Obligor Documents” has the meaning set forth in Section 4.14.

“Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurocurrency Loans, its Eurocurrency Lending Office.

“Applicable Leverage Ratio” means, for each Pricing Period, the Leverage Ratio in effect as of the last day of the last fiscal quarter ended at least two calendar months prior to the first day of that Pricing Period.

“Applicable Pricing Matrix” means, (a) for each Revolving Loan and Letter of Credit, the Revolver Pricing Matrix, (b) for each Term A Loan, the Term A Loan Pricing Matrix, and (c) for each Term B Loan, the Term B Loan Pricing Matrix.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm engaged to represent, or other external counsel to, the Administrative Agent (or, if the context clearly so requires, any Lender or any Indemnitee) in connection herewith or the transactions contemplated hereby.

“Australian Dollars” means the lawful currency of Australia.

“Authorized Officer” means any of the controller, the treasurer or the chief financial officer of the Company.

“Bank of America” means Bank of America, N.A. and its successors.

“BAS” means Banc of America Securities LLC and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Borrowing” means a borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan made or to be made by a Lender as a Base Rate Loan in accordance with the applicable Notice of Borrowing or Notice of Conversion/Continuation or pursuant to Article VIII.

“Base Rate Margin” means, on any date and as to each Base Rate Loan, the rate per annum (expressed in basis points) set forth in the Applicable Pricing Matrix opposite the Applicable Debt Rating as of that date in the column headed “Base Rate Margin”, provided that from the Effective Date through the first Pricing Period that ends three or more calendar months after the Effective Date, the Base Rate Margin for Revolving

Loans and Term A Loans shall be the rates opposite Level V in the Applicable Pricing Matrix.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” and “Borrowers” have the meanings set forth in the introductory paragraph hereto.

“Borrower Materials” has the meaning given in Section 9.01(g).

“Borrowing” means a Base Rate Borrowing, a Eurocurrency Borrowing, a Revolving Borrowing or a Term Borrowing as the context requires.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s office with respect to Obligations denominated in Dollars is located and:

(a)           if such day relates to any interest rate setting as to a Eurocurrency Loan denominated in Dollars, any funding, disbursement, settlement or payment in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)           if such day relates to any interest rate setting as to a Eurocurrency Loan denominated in Euro, any funding, disbursement, settlement or payment in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, a TARGET Day;

(c)           if such day relates to any interest rate setting as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)           if such day relates to any funding, disbursement, settlement or payment in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate setting), any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“BPS” or “Sterling” means the lawful currency of the United Kingdom.

“Change of Control” means the occurrence of a Ratings Decline in connection with any of the following events, or the occurrence of any of the following events when the Applicable Debt Rating is not Investment Grade:

(i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity;

(ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated by the Securities and-Exchange Commission under said Act) of securities representing a majority of total voting power of the aggregate outstanding securities of the Company normally entitled to vote in the election of directors of the Company;

(iii) during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company; or

(iv) the sale or disposition, whether directly or indirectly, by the Company of all or substantially all of its assets.

“Co-Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Co-Documentation Agents” means, collectively, The Royal Bank of Scotland plc, The Bank of New York, BNP Paribas, Calyon New York Branch, Morgan Stanley Bank and Wachovia Bank, National Association, each in its capacity as a co-documentation agent hereunder. The capacity of the Co-Documentation Agents is titular in nature, and the Co-Documentation Agents shall have no obligations or liabilities under the Loan Documents by reason of acting in such capacity.

“Co-Managing Agents” means, collectively, Citicorp North America, Inc., Wells Fargo Bank, N.A., The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Commerzbank AG, New York And Grand Cayman Branches, and LaSalle Bank National Association, as Co-Managing Agents, each in its capacity as a co-managing agent hereunder. The capacity of the Co-Managing Agents is titular in nature, and the Co-Managing Agents shall have no obligations or liabilities under the Loan Documents by reason of acting in such capacity.

“Collateral” means all of the collateral which is subject to the Liens granted pursuant to any of the Loan Documents.

“Collateral Agent” means The Bank of New York, and each successor collateral agent under the Collateral Agent Agreement.

“Collateral Agent Agreement” means the Collateral Agent and Intercreditor Agreement among the Collateral Agent, the Administrative Agent, The Bank of New York Trust Company N.A. (formerly known as BNY Western Trust Company), as trustee for the holders of the Company’s existing Public Debt, the Company, pursuant to which the Collateral Agent will hold the equity securities of the Co-Borrower, the Foreign Guarantors and the Material Domestic Subsidiaries in pledge for the ratable benefit (a) the Administrative Agent, the Lenders, the Lender Swap Counterparties, and the Lender Foreign Exchange Counterparties, and (b) the holders from time to time of the Public Debt.

“Commitments” means, collectively, the Revolving Commitments, the Term A Loan Commitments and the Term B Loan Commitments.

“Company” has the meaning set forth in the introductory paragraph hereto.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit B, properly completed and signed by an Authorized Officer.

“Consolidated Adjusted Debt” means, as of each date of determination, the Debt of the Company and its Subsidiaries, determined on a consolidated basis as of such date; provided that:

(a)           Debt in respect of Guaranteed Lease Obligations shall be included (without duplication) only in an amount which is equal to the product of (i) the aggregate amount of all payments required to be made in respect of Guaranteed Lease Obligations for the twelve month period ended on that date times (ii) 8.0; and

(b)           Consolidated Adjusted Debt shall exclude (i) Debt of the Company or a Subsidiary as to which a sum of cash and cash equivalents sufficient to provide for payment in full of such Debt at its scheduled maturity or at an earlier date at which it shall have been called for redemption shall have been irrevocably deposited in trust for the benefit of the holders of such Debt or a representative of such holders so as to result in legal or in substance defeasance thereof; (ii) Guarantees, up to an aggregate principal amount of US$500,000,000, made by the Company supporting secured financings with of unconsolidated Affiliates and third parties, except for Guarantees that the Company is required to reflect as a liability on the Company’s financial statements in accordance with generally accepted accounting principles, and (iii) capitalized lease obligations of Acquired HG Subsidiaries which exist as of the Effective Date in an aggregate amount not to exceed US$100,000,000 and extensions and renewals thereof which do not increase the amount of the obligations thereunder;

provided further that (A) if any amount of any Guarantee described in clause (ii) above becomes due and payable, such amount shall be included in the Consolidated Adjusted Debt calculation (without duplication of any amount otherwise included in Consolidated Adjusted Debt) until such amount is paid, and (B) Guarantees in excess of the aggregate US$500,000,000 limit described in clause (ii) shall be included dollar-for-dollar in the calculation of Consolidated Adjusted Debt.

“Consolidated Adjusted EBITDAR” means, for any period, the sum of Consolidated EBITDA for such period plus to the extent deducted in computing Consolidated EBITDA, all payments in respect of Guaranteed Lease Obligations required to be made during such period.

“Consolidated Adjusted Interest Expense” means, as of each date of determination, Interest Expense for the twelve month period ending on that date; provided, however, that for each period which includes the Effective Date, such Interest Expense shall instead be determined as the amount of Interest Expense for each then completed fiscal quarter of the Company which both began and ends following the Effective Date, annualized on a straight-line basis.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in arriving at Consolidated Net Income (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) Pre-Opening Expenses, (vii) discontinued operations and (viii) nonrecurring non-cash charges; provided that:

(a)           Consolidated EBITDA for any period shall be adjusted on a pro forma basis to include (or exclude) amounts attributable to assets and operations that were acquired or otherwise commenced operations (or that were sold or otherwise discontinued operations) during such period as if such acquisition or commencement of operations (or sale or discontinuance of operations) had occurred on the first day of such period;

(b)           notwithstanding clause (a), in calculating “Consolidated EBITDA” for that portion of any period occurring prior to the Effective Date, “Consolidated EBITDA” shall be computed on the basis of the pro forma combined historical operating results of the Company and Luxco and their respective Subsidiaries for such periods;

(c)           in determining Consolidated EBITDA for any twelve month period ending on a date set forth in the matrix below, anticipated synergies resulting from the

Acquisition shall be added to the pro forma combined historical operating results described in (b) in an amount set forth opposite the relevant date:

TTM Period Ended	Anticipated Synergies
March 31, 2006	$30,000,000
June 30, 2006	$30,000,000
September 30, 2006	$22,500,000
December 31, 2006	$15,000,000
March 31, 2007	$7,500,000
Later periods	$0	; and

(d)           any item of expense for stock-based compensation otherwise required to be included in the determination of Consolidated Net Income shall be excluded from the determination of Consolidated EBITDA.

“Consolidated Net Income” means, for any period, the consolidated net income of the Company and its Subsidiaries for such period determined in accordance with generally accepted accounting principles,

“Consolidated Net Tangible Assets” means the total assets of the Company and its Subsidiaries, after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding (i) the current portion of long term indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles, and (c) any assets of any Subsidiary in which neither the Company nor any other Subsidiary owns any voting securities or other equity interests that are otherwise included in the determination thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” (and the correlative terms, “Controlling,” “Controlled by” and “under common Control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation, or 25% or more of the partnership or other ownership interests of any other Person, will be deemed to control such corporation or other Person.

“Covered Subsidiary” means at any time any Subsidiary of the Company that has consolidated assets in an amount greater than US$5,000,000.

“Currency” means, as to each Borrowing and Commitment, the currency (whether Dollars, Sterling, Euros, Swedish Kronor or otherwise), in which such Borrowing or Commitment is made or denominated.

“Currency Fronting Lender” means, in respect of each Revolving Loan which is made in any Alternative Currency, (a) as of the Effective Date, Bank of America and UBS Loan Finance (each with a 50% interest), and (b) thereafter, any additional Revolving Lender or Lenders as may be designated by the Administrative Agent with the consent of the relevant Revolving Lender, including any such Lender which accepts appointment as a Currency Fronting Lender pursuant to Section 9.05(b). As of the Effective Date, Bank of America and UBS Loan Finance each accept the obligation to fund 50% of each Fronted Currency Loan.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and obligations in the nature of deferred employee compensation, (d) all obligations of such Person as lessee under leases which are capitalized in accordance with generally accepted accounting principles, (e) all other obligations secured by a Lien on any asset of such Person, whether or not such obligations are otherwise an obligation of such Person, in an amount equal to the lesser of the amount of the obligation so secured or the fair value of the assets subject to such Lien, and (f) all obligations of others constituting “Debt” under the foregoing clauses of this paragraph which are Guaranteed by such Person; it being understood that “Debt” does not include contingent obligations of such Person to reimburse any other Person in respect of surety bonds or letters of credit.

“Debtor Relief Law” means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in Letter of Credit Liabilities or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Designated Property” means each of the properties described on Schedule 2.

“Designated Property Disposition” means each transaction which results in the sale, lease, transfer or other disposition of all or any substantial part of the interest of the Company and its Subsidiaries in any Designated Property.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and the sign “US$” mean lawful money of the United States of America.

“Domestic Guaranty” means the Guaranty made by the Material Domestic Subsidiaries on the Effective Date in favor of the Administrative Agent for the benefit of the Lenders, the Lender Swap Counterparties and the Lender Foreign Exchange Counterparties, substantially in the form of Exhibit C, as at any time amended, modified or supplemented, including by any joinder thereto executed pursuant to Section 5.14.

“Domestic Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“Effective Date” means the first date upon which each of the conditions precedent set forth in Section 3.02 of this Agreement are satisfied or waived in writing by the Administrative Agent with the consent of all of the Lenders.

“Eligible Assignee” means:  (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries; and provided further, however, that an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the Borrowers under the relevant Commitments without the imposition of any additional Indemnified Taxes.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all statutes, regulations, permits, licenses or other governmental restrictions relating to the environment or to releases of petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company, any Subsidiary of the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary of the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Eurocurrency Borrowing” means a borrowing comprised of Eurocurrency Loans.

“Eurocurrency Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurocurrency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurocurrency Lending Office by notice to the Company and the Administrative Agent.

“Eurocurrency Loan” means a Revolving Loan, a Term A Loan or a Term B Loan that bears interest at a rate based on the Eurocurrency Rate.

“Eurocurrency Margin” means, on any date and as to each Eurocurrency Loan, the rate per annum (expressed in basis points) set forth in the Applicable Pricing Matrix opposite the Applicable Debt Rating as of that date in the column headed “Eurocurrency Margin” and, where applicable in the column under the then prevailing Applicable Leverage Ratio, provided that from the Effective Date through the first Pricing Period that ends three or more calendar months after the Effective Date, the Eurocurrency Margin for Revolving Loans and Term A Loans shall be the rates opposite Level V in the Applicable Pricing Matrix.

“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Loan, the rate per annum equal to the British Bankers Association (“BBA”) LIBO Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason (or if no BBA LIBOR is so published for the relevant currency), then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest

Period in same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Reserve Percentage” means, in respect of any Lender and for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, applicable to that Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning set forth in Section 6.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at any applicable rate that is equal to or less than the rate in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law after the date such Foreign Lender becomes a party hereto) to comply with Section 2.21(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office, to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.21(a).

“Existing Credit Facility” means the Amended and Restated Credit Agreement dated as of March 23, 2005, as heretofore amended, among the Company, the lenders referred to therein and Bank of America, as Administrative Agent.

“Existing Hilton Subsidiaries” means those Persons which are Subsidiaries of Hilton immediately prior to the Effective Date.

“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Facility which are described on Schedule 3 attached hereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement of even date herewith among the Company, Bank of America, BAS, UBSS and UBS Loan Finance.

“Five-Year Maturity Date” means the date that is five years after the Effective Date, or if such day is not a Business Day, the immediately preceding Business Day.

“Foreign Exchange Contract” means each foreign currency exchange contract, currency forward purchase contract, currency swap transaction or similar transaction.

“Foreign Guarantors” means (a) as of the Effective Date, UK Acquisition, and (b) as of each subsequent date, UK Acquisition and each other Person which is required to become a party to the Foreign Guaranty pursuant to Section 5.14.

“Foreign Guaranty” means the Guaranty made by UK Acquisition on the Effective Date in favor of the Administrative Agent for the benefit of the Lenders, the Lender Swap Counterparties and the Lender Foreign Exchange Counterparties, substantially in the form of Exhibit D, as at any time amended, including each joinder thereto executed pursuant to Section 5.14.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Guarantor.

“Fronted Currency Loan” has the meaning set forth in Section 2.01(b).

“Fronted Dollar Loan” has the meaning set forth in Section 2.01(b).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency,

authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 9.05(i).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) performance or completion guarantees. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Lease Obligations” means (a) the agreements identified on Schedule 4, and any extensions or renewals thereof, and (b) any similar agreements hereafter entered into by the Company or any of its Subsidiaries.

“Guarantors” means, collectively, the Material Domestic Subsidiaries and the Foreign Guarantors.

“Hilton International” means Hilton International Co., a Delaware corporation.

“Increased Commitment” has the meaning set forth in Section 2.24(a).

“Indemnified Liabilities” has the meaning set forth in Section 9.03(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Interest Coverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated EBITDA for the four fiscal quarters ending on that date, to (b) Consolidated Adjusted Interest Expense determined as of that date.

“Interest Expense” means, for any period, net interest expense of the Company and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles, provided that such net interest expense shall be determined by excluding the effect of any interest expense of any Subsidiary in which neither the Company nor any other Subsidiary owns any voting securities or other equity interests, except to the extent that Company and its other Subsidiaries pay, or make provision for the payment of, such interest expense (including by way of the making of further investments in such Subsidiary) and the Company and its Subsidiaries are not entitled by contract to be reimbursed for such payment by a Person which is not in default under such contract.

“Interest Period” means, with respect to each Eurocurrency Loan, the period commencing on the date of such Borrowing and ending one week, one month, two months, three months or six months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(i)            any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)           except in the case of a one week interest period, any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (a)(iii) below, end on the last Business Day in the calendar month which is the last calendar month which commences in such Interest Period;

(iii)          any Interest Period with respect to Revolving Loans or Term A Loans which would otherwise end after the Five-Year Maturity Date shall end on the Five-Year Maturity Date, or, if such date is not a Business Day, then on the immediately preceding Business Day; and

(iv)          any Interest Period with respect to Term B Loans which would otherwise end after the Seven-Year Maturity Date shall end on the Seven-Year Maturity Date, or, if such date is not a Business Day, then on the immediately preceding Business Day.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Grade” means (i) with respect to S&P, a rating of BBB-  or higher, and (ii) with respect to Moody’s, a rating of Baa3 or higher.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Lender and the Borrowers (or any Subsidiary) or in favor the Issuing Lender and relating to any such Letter of Credit.

“Issuing Lender” means (a) the issuing Lenders on the Existing Letters of Credit listed on Schedule 3, and (b) as to other Letters of Credit hereafter issued pursuant to this

Agreement, Bank of America and one other Lender designated by the Company which may hereafter agree to issue Letters of Credit hereunder, in each case in that Lender’s capacity as issuer of a Letter of Credit hereunder.

“Joint Lead Arrangers” means, collectively, BAS and UBSS. Following the date of this Agreement, the Joint Lead Arrangers shall have no obligations or liabilities under the Loan Documents.

“Kronor Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and US$200,000,000. The Kronor Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Fee Rate” means, as of each date of determination, the then applicable Eurocurrency Margin for Revolving Loans.

“L/C Obligations” means, as of each date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each lender listed on the signature pages hereof and each Lender which accepts an assignment pursuant to Section 9.05, and their respective successors and shall include, as the context may require, the Issuing Lender in its capacity as Issuing Lender.

“Lender Foreign Exchange Counterparties” means each Person party to a Foreign Exchange Contract with the Company which is a Lender or an Affiliate of a Lender.

“Lender Swap Counterparties” means each Person party to a Swap Contract with the Company which is a Lender or an Affiliate of a Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means a letter of credit to be issued hereunder by the Issuing Lender in accordance with Section 2.22 and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

“Letter of Credit Commitment” means, a subline of the Aggregate Revolving Commitments equal to the lesser of (x) US$500,000,000 and (y) the Aggregate Revolving Commitments.

“Letter of Credit Liabilities” means, for any Lender and at any time, such Lender’s ratable participation in the sum of (x) the amounts then owing by the Borrowers in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

“Leverage Ratio” means, as of each date of determination, the ratio of (a) Consolidated Adjusted Debt on such date to (b) Consolidated Adjusted EBITDAR for the four fiscal quarters ending on that date.

“LG” means Ladbroke Group Limited, a private limited company incorporated in England and Wales.

“LGI” means Ladbroke Group International Limited, a private limited company incorporated in England and Wales.

“LHUSA” means Ladbroke Hotels USA Corporation, a Delaware corporation.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Revolving Loan, a Term A Loan, a Term B Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, any Notes, the Issuer Documents, the Fee Letter, the Collateral Agent Agreement, the Domestic Guaranty, the Foreign Guaranty, and the Stock Pledge Agreement, and each other instrument, document and agreement executed in favor of the Administrative Agent and the Lenders in connection with the credit facilities described herein.

“Loan Parties” means, collectively, each Borrower, each Material Domestic Subsidiary and each Foreign Guarantor.

“Luxco” means Ladbroke Group International Luxembourg SA, a societe anonyme company organized under the laws of Luxembourg.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 5.

“Material Adverse Effect” means, as of each date of determination, a material adverse effect on or change in the condition (financial or otherwise), business, assets or results of operations or prospects of the Company and its Subsidiaries, taken as a whole except any such effect or change resulting from (i) changes in circumstances or conditions affecting the hotel, motel or travel industries in general or affecting any segment or region thereof in which they operate, or (ii) changes in general economic or business conditions in the United States.

“Material Domestic Subsidiaries” means, as of each date of determination, each Subsidiary of the Company which is organized under the laws of the United States of America or its political subdivisions which is a Significant Subsidiary or which itself owns any equity securities of any Significant Subsidiary, provided that (a) no Subsidiary which is a disregarded entity for United States federal income tax purposes will be deemed to be a Material Domestic Subsidiary and (b) no Subsidiary which is a special purpose entity formed solely for the purpose of facilitating an asset securitization or other structured financing, and substantially all of the assets of which are the subject of such asset securitization or other structured financing, will be deemed to be a Material Domestic Subsidiary during any period when such transactions are in effect.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of US$25,000,000.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Cash Proceeds” means, in respect of each Designated Property Disposition, the amount by which (i) the sum of cash and cash equivalents received in connection with such Designated Property Disposition (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) exceeds (ii) the sum of (A) the principal amount of any Debt that is secured by the interests disposed of required to be repaid in connection with the Designated Property Disposition (other than Debt under this Agreement), (B) the reasonable out-of-pocket expenses incurred by the Company and its Subsidiaries in connection with such Designated Property Disposition, and (C) income taxes reasonably estimated to be actually payable within two years of the date of the Designated Property Disposition as a result of any gain recognized in connection therewith.

“NMC Lender” means, as to the Revolving Loans and each Alternative Currency in which Revolving Loans may be made from time to time, (a) as of the Effective Date, each Revolving Lender which is designated as such on Schedule 1 in respect of that Alternative Currency, and (b) each Revolving Lender which hereby becomes a party to this Agreement and which is concurrently designated as an NMC Lender by way of an assignment approved by the Administrative Agent in accordance with Section 9.05(b).

“Non-Recourse Debt” means Debt in respect of which the recourse of the holder of such Debt is limited to the assets securing such Debt and such Debt does not constitute the general obligation of the Company or any Subsidiary of the Company, subject to exceptions to the non-recourse nature thereof that are customary in asset securitized transactions and other similar structured financings.

“Notes” means the Revolving Notes, the Term Notes and the Swing Line Note, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.04.

“Notice of Conversion/Continuation” has the meaning set forth in Section 2.06.

“Notice of Issuance” has the meaning set forth in Section 2.22(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (c) with respect to any Letter of Credit Liabilities on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such Letter of Credit Liabilities on such date after giving effect to the issuance or extension of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the Letter of Credit Liabilities as of such date; (d) with respect to Term A Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term A Loans occurring on such date; and (e) with respect to Term B Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term B Loans occurring on such date.

“Overall Commitments” means, collectively, the Aggregate Revolving Commitments, the Aggregate Term A Loan Commitments and the Aggregate Term B Loan Commitments, and any commitments to extend credit hereafter provided to the Borrowers pursuant to Section 2.24.

“Overall Outstandings” means, as of each date of determination, the aggregate Outstanding Amount of all Loans (including Swing Line Loans) and all Letter of Credit Liabilities.

“Parent” means, with respect to any Lender, any Person Controlling such Lender.

“Participant” has the meaning set forth in Section 9.05(f).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” has the meaning given in Section 9.01(g).

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than Interest Expense) incurred with respect to capital projects which are classified as “pre-opening expenses” on the applicable financial statements of the Company and its Subsidiaries for such period, prepared in accordance with generally accepted accounting principles.

“Pricing Certificate” means a Pricing Certificate substantially in the form of Exhibit E hereto, properly completed and signed by an Authorized Officer.

“Pricing Period” means each period of three months beginning on the first day of each June, September, December and March and ending on the last day of the succeeding August, November, February and May.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment, the Term A Loan Commitment or the Term B Loan Commitment, as applicable, of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments, the Aggregate Term A Loan Commitments or the Aggregate Term B Loan Commitments, as applicable, at such time.

“Public Debt” means, as of each date of determination, all Debt of the Company described on Schedule 6 hereto and all Debt issued by the Company after the Effective Date which is registered under the Securities Act or is eligible for an exemption from registration of resale thereof pursuant to Rule 144A promulgated under the Securities Act.

“Public Notice” means, without limitation, any filing or report made in accordance with the requirements of the Securities and Exchange Commission (or any successor), any press release or public announcement made by the Company or any written notice the Company gives to the Administrative Agent or the Lenders.

“Quarterly Payment Date” means the last Business Day of each March, June, September and December.

“Rating Agencies” means S&P and Moody’s.

“Ratings Decline” means the occurrence on any date on or within 90 days after the date of the first Public Notice of (i) the occurrence of an event described in clauses (i)-(iv) of the definition of “Change of Control” or (ii) the intention by the Company to effect such an event (which 90-day period shall be extended so long as the rating of the senior debt of the Company is under publicly announced consideration for possible downgrade by either of the Rating Agencies) of a decrease in the Applicable Debt Rating to below Investment Grade.

“Register” has the meaning set forth in Section 9.05(e).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release Date” has the meaning set forth in Section 9.15.

“Required Lenders” means, as of any date of determination, (a) Lenders having more than 50% of the Overall Commitments (including any unfunded portion of the Aggregate Revolving Commitments), or (b) if the commitment of each Lender to make Loans and the obligation of the Issuing Lender to issue Letters of Credit have been terminated pursuant to Section 6.01, Lenders holding in the aggregate more than 50% of the Overall Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Liabilities and Swing Line Loans being deemed “held” by that Lender for purposes of this definition); provided that, in each case, the Commitments of, and the portion of the Overall Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Revaluation Date” means (a) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Eurocurrency Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency pursuant to Section 2.06, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Lender shall determine or the Required Lenders shall require.

“Revolver Pricing Matrix” means the following matrix:

Level	Debt Rating	Facility Fee	Applicable Eurocurrency Margin When Applicable Leverage Ratio <4.25x	Applicable Eurocurrency Margin When Applicable Leverage Ratio > 4.25 but < 5.00x	Applicable Eurocurrency Margin When Applicable Leverage Ratio > 5.00x	Applicable Margin For Base Rate Loans
I	>BBB+ / Baa1	12.5	42.5	55.0	92.5	0.0
II	BBB / Baa2	15.0	50.0	62.5	100.0	0.0
III	BBB- / Baa3	17.5	57.5	70.0	107.5	0.0
IV	BB+ / Ba1	22.5	65.0	77.5	115.0	0.0
V	BB / Ba2 or lower	25.0	75.0	87.5	125.0	0.0

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01.

“Revolving Commitment” means, as to each Revolving Lender, the commitment of that Lender to make Revolving Loans to the Borrowers and to participate in Letters of Credit and Swing Line Loans.  As of the Effective Date, each Revolving Lender shall hold a Revolving Commitment in the amount set forth on Schedule 1.

“Revolving Credit Period” means the period from and including the Effective Date to but not including the earlier of (i) the Five-Year Maturity Date, and (ii) if earlier, the date of termination of the Revolving Commitments pursuant to Section 2.14, Section 2.15 or Section 6.01.

“Revolving Lender” means those of the Lenders having Revolving Commitments.

“Revolving Loan” means a Loan made or to be made by a Lender pursuant to Section 2.01.

“Revolving Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by that Lender, substantially in the form of Exhibit F.

“Revolving Outstandings” means, as of each date of determination, aggregate Outstanding Amounts of all Revolving Loans and Swing Line Loans plus the Letter of Credit Liabilities.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Purchase Agreement” means the Sale and Purchase Agreement dated as of December 29, 2005, among the Company, Co-Borrower, Hilton Group PLC LGI, LG and Town & Country Factors Limited.

“Securities Act” means the Securities Act of 1933.

“Seven-Year Maturity Date” means the date that is seven years after the Effective Date, or if such day is not a Business Day, the immediately preceding Business Day.

“Shares” means the issued shares of Luxco and any issued shares of LHUSA which are not owned by Luxco immediately prior to the Effective Date.

“Significant Subsidiary” means at any time a Subsidiary of the Company having (i) at least 10% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Company) or (ii) at least 10% of the consolidated revenues of the Company and its Subsidiaries for the fiscal year of the Company then most recently ended.

“Solvent” as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person has sufficient capital for the conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the present value of the amount which can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning set forth in Section 9.05(i).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” or “BPS” means the lawful currency of the United Kingdom.

“Stock Pledge Agreement” means a pledge agreement among the Company and certain of its Subsidiaries, on the one hand, and the Collateral Agent, on the other hand, substantially in the form of Exhibit G, with respect to all equity interests held by the Company and such Subsidiaries in the Material Domestic Subsidiaries, the Co-Borrower and UK Acquisition, and includes the related Luxembourg and United Kingdom pledge agreements executed on the Effective Date.

“Subsidiary” means any Person of which at least a majority of the outstanding equity interests shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries thereof or by the Company and one or more Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swing Line” means the revolving line of credit established by the Swing Line Lender in favor of the Borrowers pursuant to Section 2.05.

“Swing Line Lender” means, when acting in such capacity, Bank of America, its successors and assigns.

“Swing Line Loans” means Loans made by the Swing Line Lender to the Borrowers pursuant to Section 2.05.

“Swing Line Note” means the promissory note executed by the Company in favor of the Swing Line Lender in connection with the Swing Line.

“Swing Line Outstandings” means, as of any date of determination, the aggregate principal Debt of the Borrowers on all Swing Line Loans then outstanding.

“Syndication Agent” means UBSS.  The Syndication Agent shall have no rights, duties or obligations under this Agreement which are in addition to the other Lenders.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan” means each Loan made under the Term A Loan Commitments.

“Term A Loan Commitment” means, as to each Term A Loan Lender, the commitment of that Lender to make Term A Loans to the Borrowers pursuant to Section 2.02.  As of the Effective Date, each Term A Loan Lender shall hold a Term A Loan Commitment in the amount and in the Currency set forth on Schedule 1.

“Term A Loan Lenders” means those of the Lenders having Term A Loan Commitments.

“Term A Loan Note” means a promissory note made by the Borrowers in favor of a Term A Loan Lender evidencing Term A Loans made by that Lender, substantially in the form of Exhibit H.

“Term A Loan Pricing Matrix” means the following matrix:

Level	Debt Rating	Applicable Eurocurrency Margin When Applicable Leverage Ratio <4.25x	Applicable Eurocurrency Margin When Applicable Leverage Ratio > 4.25 but < 5.00x	Applicable Eurocurrency Margin When Applicable Leverage Ratio > 5.00x	Applicable Margin For Base Rate Loans
I	>BBB+ / Baa1	55.0	67.5	105	0.0
II	BBB / Baa2	65.0	77.5	115.0	0.0
III	BBB- / Baa3	75.0	87.5	125.0	0.0
IV	BB+ / Ba1	87.5	100.0	137.5	12.5
V	BB / Ba2 or lower	100.0	112.5	150.0	25.0

“Term B Loan” means each Loan made under the Term B Loan Commitments.

“Term B Loan Amortization Amount” means a quarterly principal payment in the amount of US$1,250,000, provided that if the Aggregate Term B Loan Commitments are hereafter increased pursuant to Section 2.24, then the Term B Loan Amortization Amount for each subsequent Quarterly Payment Date shall be ratably increased in the same proportion that the principal amount of the increase bears to US$500,000,000.

“Term B Loan Commitment” means, as to each Term B Loan Lender, the commitment of that Lender to make Term B Loans to the Borrowers pursuant to Section 2.03.  As of the Effective Date, each Term B Loan Lender shall hold a Term B Loan Commitment in the amount set forth on Schedule 1.

“Term B Loan Lenders” means those of the Lenders having Term B Loan Commitments.

“Term B Loan Note” means a promissory note made by the Borrowers in favor of a Term B Loan Lender evidencing Term B Loans made by that Lender, substantially in the form of Exhibit I.

“Term B Loan Pricing Matrix” means the following matrix:

Applicable Eurocurrency Margin	Applicable Margin For Base Rate Loans
1.375%	0.125%

“Term Borrowing” means a borrowing consisting of simultaneous Term A Loans or Term B Loans of the same Type, in the same currency and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the Term A Loan Lenders or Term B Loan Lenders, as applicable, pursuant to Sections 2.02 or 2.03.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Loan.

“UBSS” means UBS Securities LLC and its successors.

“UK Acquisition” means Hilton HIH Limited, a United Kingdom private limited company, its successors and assigns.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unreimbursed Amount” means, as to each Letter of Credit and as of each date of determination, any amount drawn thereunder for which the Issuing Lender has not been reimbursed.

1.02         Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants and disclosed in such financial statements) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.

1.03         Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.04         Types of Borrowings.  Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a “Eurocurrency Borrowing” is a Borrowing comprised of Eurocurrency Loans) or by reference to the provisions of Article II under which participation therein is determined.

1.05                           Exchange Rates; Currency Equivalents.

(a)                                  The Administrative Agent or the Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of credit extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such

Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Lender, as applicable.

(b)                                 Wherever in this Agreement in connection with a Eurocurrency Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Eurocurrency Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Lender, as the case may be.

1.06                           Additional Alternative Currencies.

(a)                                  The Company may from time to time request that Eurocurrency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of the Administrative Agent and all of the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Lender.

(b)                                 Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty Business Days prior to the date of the desired credit extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Lender, in its or their sole discretion).  In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Lender thereof.  Each Lender (in the case of any such request pertaining to Eurocurrency Loans) or the Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)                                  Any failure by a Lender or the Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Issuing Lender, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all of the Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Borrowings of Eurocurrency Loans; and if the Administrative Agent and the Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

1.07                           Change of Currency.

(a)                                  Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)                                  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08         Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of

Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

ARTICLE 2

THE CREDITS

2.01                           Revolving Loans.

(a)                                  During the Revolving Credit Period each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrowers pursuant to this clause (a) from time to time in Dollars and Alternative Currencies, in amounts such that:

(i)            the Dollar Equivalent of the sum of (A) the aggregate Outstanding Amount of Revolving Loans made by that Revolving Lender plus (B) that Revolving Lender’s Pro Rata Share of each of the Swing Line Outstandings and the Letter of Credit Liabilities shall not exceed the amount of that Revolving Lender’s Revolving Commitment;

(ii)           the Dollar Equivalent of the aggregate principal amount of the Revolving Outstandings shall not exceed the Aggregate Revolving Commitments minus the Alternative Currency Reserve;

(iii)          the Dollar Equivalent of the aggregate Outstanding Amount of Revolving Loans denominated in Alternative Currencies, shall not exceed the Alternative Currency Sublimit;

provided that no Lender which is an NMC Lender in respect of any Alternative Currency shall be obligated to fund any Revolving Loan in that Alternative Currency, but shall instead participate in Revolving Loans made in that Alternative Currency by the Currency Fronting Lenders pursuant to clause (b) of this Section.

(b)                                 The Currency Fronting Lenders shall make Revolving Loans on behalf of the NMC Lenders in Alternative Currencies in which such NMC Lenders are not obligated to fund, and the NMC Lenders may be required to make or purchase certain Revolving Loans in Dollars on behalf of or from the Currency Fronting Lenders, all in accordance with this Section 2.01(b).  Each Lender which is a Currency Fronting Lender or an NMC Lender from time to time severally agrees as follows:

(1)           In the event that the Borrowers request any Revolving Loan in an Alternative Currency in which an NMC Lender is not obligated to fund, then the Currency Fronting Lenders will make that Revolving Loan in the Alternative Currency requested (each such Revolving Loan, a “Fronted Currency Loan”) on behalf of the relevant NMC Lenders.  Upon the making of any such Fronted Currency Loan, each relevant NMC Lender shall ratably participate in the Fronted Currency Loan in a principal amount which is equal to the outstanding Revolving Loans which it would have been obligated to make pursuant to clause (a) of this Section if it was not an NMC Lender.

(2)           To the extent that making or maintaining any Fronted Currency Loan causes the Revolving Commitments of any Currency Fronting Lender to be exceeded then, at the option of any Currency Fronting Lender from time to time, each NMC Lender will (a) make on behalf of the Currency Fronting Lenders or (b) purchase from the Currency Fronting Lenders, Revolving Loans that are denominated in Dollars (each such Revolving Loan, a “Fronted Dollar Loan”), in each case in the amounts requested by the Administrative Agent at the direction of any Currency Fronting Lender, but not to exceed the principal amount of the Fronted Currency Loans made on its behalf pursuant to clause (1) above.  Upon the making or purchase of any Fronted Dollar Loan, each Currency Fronting Lender shall ratably participate in the Fronted Dollar Loans in an amount which is equal to the Fronted Currency Loans made by it pursuant to clause (1) above.

(3)           Each NMC Lender shall pay to the Administrative Agent, for the ratable account of the Currency Fronting Lenders, a fronting fee of 1/8th of 1% per annum (calculated on the basis of a year of 360 days and the actual number of days elapsed) times the amount by which the principal amount of the Dollar Equivalent from time to time of the Fronted Currency Loans made on behalf of that NMC Lender exceeds the Fronted Dollar Loans held by that NMC Lender from time to time.  This fronting fee shall be payable in Dollars at such intervals as the Administrative Agent may direct (or may be deducted from the interest otherwise payable to an NMC Lender pursuant to this clause (b)), but shall be payable not less frequently than quarterly.

(4)           Interest on the Fronted Currency Loans shall be remitted to the Administrative Agent in the relevant Alternative Currency for the ratable account of the Currency Fronting Lenders.  That portion of such interest which is equal to the Eurocurrency Rate from time to time shall be for the account of the Currency Fronting Lenders.  Each NMC Lender will be paid the Dollar Equivalent amount (as determined by the Administrative Agent on the basis of spot rates reasonably available to the Administrative Agent, and based on such NMC Lender’s participation interest) of such interest which is equal to the Eurocurrency Margin and which is actually received by the Currency Fronting Lenders from time to time promptly following such receipt.  The NMC Lenders shall bear any costs associated with the conversion of the portion of such interest which is for their account to Dollars.

(5)           Interest on the Fronted Dollar Loans shall be remitted to the Administrative Agent in Dollars.  That portion of such interest which is equal to the Eurocurrency Rate from time to time shall be for the ratable account of the NMC Lenders, and that portion of which interest which is equal to the Eurocurrency Margin from time to time shall be for the account of the Currency Fronting Lenders.  The Administrative Agent

shall remit the appropriate portions of interest to the NMC Lenders and the Currency Fronting Lenders in Dollars to the extent such interest is actually received from time to time promptly following its receipt.

(6)           Upon demand made by any Currency Fronting Lender following an Event of Default, each NMC Lender shall, according to its participation interest in the relevant Fronted Currency Loans, promptly provide to the Currency Fronting Lenders with its purchase price therefor, at par, and in the Dollar Equivalent of the related Alternative Currencies, determined as of the date of demand for funding (which purchase price may be paid by the NMC Lender by a corresponding reduction of such NMC Lender’s Fronted Dollar Loans, if any).

(7)           In the event that the Currency Fronting Lenders require the NMC Lenders to fund their purchase price as set forth in clause (6) above, then, concurrently with their receipt of the related purchase price for the participations in the Fronted Currency Loans, each Currency Fronting Lender shall, according to its participation interest in the Fronted Dollar Loans, promptly provide the NMC Lenders with its purchase price therefore, at par, in Dollars.

(8)           The obligation of each NMC Lender and each Currency Fronting Lender to provide its purchase price in respect of participations purchased pursuant to this clause (b) shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default.

(9)           To the extent that the principal amount of the Fronted Dollar Loans made by any NMC Lender at any time exceeds the Dollar Equivalent of the principal amount of the Fronted Currency Loans made on its behalf, then, at the request of any NMC Lender or Currency Fronting Lender the Administrative Agent shall direct the Currency Fronting Lenders to make such payments to the NMC Lenders as may be required to reduce the NMC Lender’s outstanding principal balance of the Fronted Dollar Loans.

(10)         Each Fronted Currency Loan and each Fronted Dollar Loan shall be deemed to utilize the Revolving Commitment of the Lender making such Loan for purposes of Section 2.01(a).  The participation interest of an NMC Lender in a Fronted Currency Loan and the participation interest of a Currency Fronting Lender in a Fronted Dollar Loan shall not constitute usage of that Lender’s Revolving Commitment for purposes of Section 2.01(a).

(c)                                  The Borrowers may borrow, repay and reborrow under this Section..

(d)                                 Each Borrowing under this Section shall be in an aggregate principal amount of US$10,000,000 or any larger multiple of US$1,000,000 (or, in the case of any Borrowing which is in an Alternative Currency, an amount which is in excess of the equivalent of US$1,000,000).

(e)                                  All Revolving Loans denominated in an Alternative Currency must be Eurocurrency Loans.

Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.17, prepay Revolving Loans and Swing Line Loans and reborrow under this Section.  The Revolving Loans shall mature, and the principal amount thereof shall be due and payable, on the Five-Year Maturity Date.

2.02         Term A Loans.  Subject to the terms and conditions set forth herein, each Term A Loan Lender severally agrees to make a Term A Loan to the Borrowers on the Effective Date in the amount of its Term A Loan Commitment and in the Currency in which its Term A Loan Commitment is denominated.  The principal amount of the Term A Loans shall be due and payable on the Five-Year Maturity Date.  All repayments and prepayments of Term A Loans shall be denominated in same Currency in which they were borrowed.  All Term A Loans denominated in an Alternative Currency must be Eurocurrency Loans.  No Term A Loan which is at any time prepaid or repaid may be reborrowed, but each Term A Loan may be converted, in whole or in part, to a Term A Loan of another Type, or continued from time to time, in the manner contemplated by Section 2.06, except that Term A Loans that are denominated in an Alternative Currency may not be converted to a Base Rate Loan.

2.03         Term B Loans.  Subject to the terms and conditions set forth herein, each Term B Loan Lender severally agrees to make a Term B Loan to the Borrowers on the Effective Date in the amount of its Term B Loan Commitment.  Term B Loans may be Eurocurrency Loans or Base Rate Loans, as further provided herein, and shall be funded solely in Dollars.  The principal amount of the Term B Loans shall be due and payable on the Seven-Year Maturity Date.  No Term B Loan which is at any time prepaid or repaid may be reborrowed, but each Term B Loan may be converted, in whole or in part, to a Term B Loan of another Type, or continued from time to time, in the manner contemplated by Section 2.06.

2.04         Notice of Borrowings.  The Company shall give the Administrative Agent notice (a “Notice of Borrowing”), substantially in the form of Exhibit J hereto, not later than 8:30 A.M. (California local time) on (x) the date of each Base Rate Borrowing, (y) the third Business Day before each Eurocurrency Borrowing denominated in Dollars and (z) the fourth Business Day (or the fifth Business Day in the case of a Special Notice Currency) before each Eurocurrency Borrowing denominated in Alternative Currencies, specifying:

(a)                                  the date of such Borrowing, which shall be a Business Day;

(b)                                 the aggregate amount of such Borrowing;

(c)                                  whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurocurrency Loans;

(d)                                 in the case of a Eurocurrency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

(e)                                  the Currency in which the related Loans will be borrowed.

If the Company fails to specify a currency in a Notice of Borrowing, then any Revolving Loans requested therein shall be made in Dollars.  Not more than (i) twelve Interest Periods with respect to Eurocurrency Loans under the Revolving Commitments, (ii) twelve Interest Periods with respect to Eurocurrency Loans under the Term A Loans, and (iii) four Interest Periods with respect to the Term B Loans, shall be in effect at any time.

2.05                           Swing Line Loans.

(a)                                  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make Swing Line Loans in Dollars to the Borrowers during the Revolving Credit Period in such amounts as the Borrowers may request, provided that:

(i)            after giving effect to each such Swing Line Loan, (A) the aggregate Swing Line Outstandings shall not exceed US$25,000,000, and (B) the aggregate principal amount of the Revolving Outstandings shall not exceed the aggregate Revolving Commitments, provided, however, that the availability of the aggregate Revolving Commitments at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve; and

(ii)           without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of any Default or Event of Default.

The Borrowers may borrow, repay and reborrow under this Section.  Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of US$250,000 upon telephonic request by an Authorized Officer made to the Administrative Agent not later than 1:00 P.M. (California local time), on the Business Day of the requested Swing Line Loan (which telephonic request shall be promptly confirmed in writing by telecopier).  Promptly after receipt of such a request for a Swing Line Loan, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that the requested Swing Line Loan is in conformity with this Section.  Unless the Swing Line Lender otherwise agrees, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of US$250,000.  If the Company instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m. (California local time), on a Business Day, such payment shall be deemed received on the next Business Day.  The Swing

Line Lender shall promptly notify the Administrative Agent of the Swing Line Outstandings each time there is a change therein.

(b)                                 The Swing Line Lender shall be responsible for submitting invoices to the Borrowers for such interest.  The interest payable on Swing Line Loans shall be solely for the account of the Swing Line Lender unless and until the Revolving Lenders fund their participations therein pursuant to clause (d) of this Section.

(c)                                  The Swing Line Loans shall be payable on demand made by the Swing Line Lender and in any event on the Five-Year Maturity Date.

(d)                                 Upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Revolving Lender’s Pro Rata Share of the Aggregate Revolving Commitments times the amount of the Swing Line Loan.  Upon demand made by the Swing Line Lender, each Revolving Lender shall, according to such percentage, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein.  The obligation of each Revolving Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default.  Each Revolving Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against the Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by the Borrowers with respect to such claim and in any interest payment made by the Borrowers (but only with respect to periods subsequent to the date that Revolving Lender paid the Swing Line Lender its purchase price) with respect to such claim.

(e)                                  Upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless the Borrowers have made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to US$0), the Borrowers shall request a Borrowing in an amount sufficient to repay all Swing Line Outstandings (and, for this purpose, the limitations as to the minimum amounts of Base Rate Borrowings set forth in Section 2.01 shall not apply).  In each case, the Administrative Agent shall automatically provide the responsive Loans made by each Revolving Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings).  In the event that the Borrowers fail to request a Borrowing within the time specified by Section 2.04 on any such date, the Administrative Agent may, but shall not be required to, without notice to or the consent of the Borrowers, cause Loans to be made by the Revolving Lenders under their Revolving Commitments in amounts which are sufficient to reduce the Swing Line Outstandings as required above.  The conditions precedent set forth in Section 3.01 shall not apply to Loans to be made by the Revolving Lenders pursuant to the three preceding sentences.  The proceeds of such Loans shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

2.06                           Conversion and Continuation of Loans.  So long as no Default or Event of Default has occurred and is continuing, the Borrowers shall have the option at any time (i) to convert all or any part of its outstanding Base Rate Loans, in a minimum amount of $10,000,000 and integral multiples of US$1,000,000 in excess thereof into Eurocurrency Loans or (ii) upon the expiration of any Interest Period applicable to Eurocurrency Loans, to continue all or any portion of such Loans equal to US$1,000,000 (or the Dollar Equivalent thereof) and integral multiples of US$100,000 in excess of that amount as Eurocurrency Loans or to convert such Loans (so long as they are denominated in Dollars) into Base Rate Loans.  If a Default or Event of Default has occurred and is continuing, the Required Lenders may demand that any or all of the then outstanding Eurocurrency Loans under the Revolving Commitment denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

The Borrowers shall deliver to the Administrative Agent notice of any such conversion or continuation, substantially in the form of Exhibit J (each a “Notice of Conversion/Continuation”), no later than 8:30 A.M. (California local time) at least three Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least four Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Loan) and at lease five Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Loan which is denominated in any currency other than BPS, Dollars or Euros).  A Notice of Conversion/Continuation shall specify:

(i)            whether the notice relates to the Revolving Commitments, the Term A Loan Commitments or the Term B Loan Commitments;

(ii)           the proposed conversion/continuation date (which shall be a Business Day);

(iii)          the amount and type of the Loan to be converted/continued;

(iv)          the nature of the proposed conversion/continuation;

(v)           in the case of a conversion to, or a continuation of, a Eurocurrency Loan, the requested Interest Period; and

(vi)          in the case of a conversion to, or a continuation of, a Eurocurrency Loan denominated in Dollars, that no Default or Event of Default has occurred and is continuing.

2.07                           Notice to Lenders; Funding of Loans.

(a)                                  Upon receipt of a Notice of Borrowing or a Notice of Conversion\Continuation, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share (if any) of such Borrowing and such Notice of Borrowing or Notice of Conversion\Continuation shall not thereafter be revocable by the Borrowers.

(b)                                 Not later than 11:00 A.M. (California local time) on the date of each Borrowing in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent on the date of each Borrowing in the case of any Loan in an Alternative Currency, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Dollars or the applicable Alternative Currency, in federal or other funds immediately available to the Administrative Agent at its address provided pursuant to Section 9.01.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrowers at the Administrative Agent’s aforesaid address or place.

(c)                                  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Eurocurrency Loans (or, in the case of any Base Rate Loans, prior to 9:00 A.M. (California local time) on the date of such Base Rate Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.07(b) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.08                           Notes.

(a)                                  If any Revolving Lender requests that its Revolving Loans be evidenced by a Note, the Revolving Loans of such Revolving Lender shall be evidenced by a single Note payable to the order of that Revolving Lender for the account of its Applicable Lending Office denominated in U.S. Dollars and in an amount equal to the aggregate unpaid principal amount of that Revolving Lender’s Revolving Commitment.

(b)                                 If any Term A Loan Lender requests that its Term A Loans be evidenced by a Note, the Term A Loans of such Term A Loan Lender shall be evidenced by one or more Notes payable to the order of such Term A Loan Lender for the account of its Applicable Lending Office denominated in Euros, BPS and/or Australian Dollars, as appropriate, and in an amount or amounts equal to the unpaid principal amount of such Term A Loan Lender’s Term A Loan Commitment.

(c)                                  If any Term B Loan Lender requests that its Term B Loans be evidenced by a Note, the Term B Loans of such Term B Loan Lender shall be evidenced by a single Note payable to the order of such Term B Loan Lender for the account of its Applicable Lending Office denominated in U.S. Dollars and in an amount equal to the aggregate unpaid principal amount of such Term B Loan Lender’s Term B Loan Commitment.

(d)                                 In the event any Lender requests a Note to evidence its Loans, upon receipt of each such Lender’s Note pursuant to Section 3.02(b), the Administrative Agent shall forward such Note to such Lender.  Each Lender shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Notes.  Each Lender is hereby irrevocably authorized by the Borrowers so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

2.09                           Interest Rates.

(a)                                  Each Base Rate Loan shall bear interest on the Outstanding Amount thereof, for each day from (and including) the date such Loan is made to (but excluding) the date it becomes due, at a rate per annum equal to the Base Rate for such day plus any applicable Base Rate Margin.  Any overdue principal of or interest on any Base Rate Loan shall, at the option of the Required Lenders, bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate plus the Base Rate Margin plus 2%.  Such interest shall be payable on the last Business Day of each calendar quarter in arrears and on the Five-Year Maturity Date with respect to Revolving Loans and Term A Loans or the Seven-Year Maturity Date with respect to Term B Loans.

(b)                                 Each Eurocurrency Loan shall bear interest on the Outstanding Amount thereof, for each day during the Interest Period applicable thereto (from and including the first day of such Interest Period to but excluding the last day of such Interest Period), at a rate per annum equal to the sum of (a) the Eurocurrency Margin for such day plus (b) the applicable Eurocurrency Rate for such Interest Period plus (c) (in the case of a Eurocurrency Loan of any Lender denominated in an Alternative Currency which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c)                                  Any overdue principal of or interest on any Eurocurrency Loan shall, at the option of the Required Lenders, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Eurocurrency Margin for such day plus the Eurocurrency Rate for one day deposits in Dollars in an amount approximately equal to such overdue payment (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

(d)                                 Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate plus any applicable Base Rate Margin.  Interest on the Swing Line Loans shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and in any event on the Five-Year Maturity Date.  Any overdue principal of or interest on any Swing Line Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Base Rate plus any applicable Base Rate Margin plus 2% per annum for such day.

(e)                                  The Administrative Agent shall determine in accordance with the provisions of this Agreement each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Company and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

2.10         Administrative Agency Fees.  On the date hereof and on the Effective Date, the Borrowers shall pay to the Administrative Agent certain administrative agency fees in the amounts set forth in the Fee Letter.

2.11         Upfront Fees.  On the Effective Date, the Borrowers shall pay to the Administrative Agent for the account of each Lender non-refundable upfront fees in the amounts set forth in the Fee Letter and heretofore advised to each Lender by the Administrative Agent.

2.12         Facility Fees.  The Borrowers shall pay to the Administrative Agent for the ratable account of the Revolving Lenders, a fee, calculated daily, equal to, for any given day, (i) the Applicable Facility Fee Rate in effect on such day times (ii) the Aggregate Revolving

Commitments in effect on such day (whether drawn or undrawn), divided by (iii) 360.  Such fees shall accrue at all times during the period to the repayment in full of the Revolving Outstandings and the termination of the Aggregate Revolving Commitments, including at any time during which one or more of the conditions in Article III is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the Five-Year Maturity Date and, when paid, shall be non-refundable.  The facility fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Facility Fee Rate separately for each period during such quarter that such Applicable Facility Fee Rate was in effect.

2.13         Letter of Credit Fees.  The Borrowers shall pay (i) to the Administrative Agent for the ratable account of each of the Revolving Lenders a Letter of Credit fee accruing daily on the maximum aggregate amount available for drawing under all Letters of Credit at the L/C Fee Rate applicable from time to time, and (ii) directly to the Issuing Lender for its own account a Letter of Credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by the Issuing Lender at a rate per annum set forth in the Fee Letter.  Letter of Credit fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, and upon the date of termination of the Revolving Commitments in their entirety and, when paid, are non-refundable.

2.14         Optional Termination or Reduction of Revolving Commitments by the Borrowers.  During the Revolving Credit Period, the Borrowers may, upon at least five Business Days’ notice to the Administrative Agent, (i) terminate the Revolving Commitments at any time, if no Revolving Loans, Swing Line Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of US$25,000,000 or any larger amount in multiples of US$1,000,000, the aggregate amount of the Revolving Commitments in excess of the sum of the aggregate outstanding principal balance of the Revolving Loans and the Swing Line Loans, plus the aggregate amount of Letter of Credit Liabilities, plus the Alternative Currency Reserve.  The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Revolving Commitments.

2.15         Optional Termination of Commitments by the Lenders.  Following the occurrence of a Change of Control, the Required Lenders may, in their sole and absolute discretion, elect, during the sixty day period immediately subsequent to the later of (a) such occurrence and (b) the earlier of (i) receipt of the Company’s written notice to the Administrative Agent of such occurrence and (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent and the Lenders have actual knowledge thereof, to terminate all of the Commitments.  In any such case the Commitments shall be terminated effective on the date which is sixty days subsequent to the date of written notice from the Administrative Agent to the Company thereof, and (a) to the extent that there is then any Debt outstanding under this Agreement (including the Revolving Loans, the Term A Loans and the Term B Loans), the same shall be immediately due and payable, and (b) the Borrowers shall either cause the return or termination of all Letters of Credit or provide cash collateral for all outstanding Letters of Credit.

2.16                           Scheduled Termination of Revolving Commitments; Repayment of Loans; Amortization of Term B Loan.

(a)                                  The Revolving Commitments shall terminate on the Five-Year Maturity Date and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

(b)                                 The aggregate unpaid principal amount of Term A Loans (together with accrued interest thereon) shall be repaid in full on the Five-Year Maturity Date.

(c)                                  On each Quarterly Payment Date, commencing with the Quarterly Payment Date occurring on June 30, 2006, the Borrowers shall repay the Term B Loans in the Term B Loan Amortization Amount.  The aggregate unpaid principal amount of Term B Loans (together with accrued interest thereon) shall be repaid in full on the Seven-Year Maturity Date.

2.17                           Prepayments.

(a)                                  Optional Prepayments.  Subject in the case of any Eurocurrency Borrowing to Section 2.19, the Borrowers may, (i) upon at least one Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing, (ii) upon at least three Business Days’ notice to the Administrative Agent, with respect to any Eurocurrency Borrowing denominated in Dollars, prepay any such Eurocurrency Borrowing, or (iii) upon at least three Business Days’ notice (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) to the Administrative Agent, with respect to any Eurocurrency Borrowing denominated in Alternative Currencies, prepay any such Eurocurrency Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating US$10,000,000 or any larger multiple of US$1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.  Upon receipt of a notice of optional prepayment pursuant to this Section 2.17(a), the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrowers.

(b)                                 Mandatory Prepayments.

(i)            If the Administrative Agent notifies the Company at any time that the Dollar Equivalent of the Revolving Outstandings at such time exceeds an amount equal to 100% of the Aggregate Revolving Commitments then in effect, then, within one Business Day after receipt of such notice, the Borrowers shall prepay Revolving Loans and/or cash collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Commitments then in effect; provided, however, that the Borrowers shall not be required to cash collateralize the L/C Obligations pursuant to this Section 2.17(b)(i) unless after the prepayment in full of the Revolving Loans, the Letter of Credit Liabilities exceed the Aggregate Revolving Commitments then in effect.  The Administrative Agent may, at any time and from time to time after the initial deposit of such cash collateral, request that additional cash collateral be provided in order to protect against the results of exchange rate fluctuations.

(ii)           (A) If the Administrative Agent notifies the Borrowers at any time that the Dollar Equivalent of the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect then, within one Business Day after receipt of such notice, the Borrowers shall prepay Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.  (B) If the Administrative Agent notifies the Borrowers at any time that the Dollar Equivalent of the Outstanding Amount of all Loans denominated in Swedish Kronor at such time exceeds an amount equal to 105% of the Kronor Sublimit then in effect, then, within one Business Day after receipt of such notice, the Borrowers shall prepay Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Kronor Sublimit then in effect.

(iii)          The Borrowers shall prepay the Outstanding Amount of the Loans on the date of the receipt thereof, by an amount which is equal to 100% of the Net Cash Proceeds received by the Company or any of its Subsidiaries from each Designated Property Disposition.  Each prepayment made pursuant to this Section shall be applied (A) first, to the Term A Loans (ratably to the Term A Loans which are denominated in the currency in which such Net Cash Proceeds are denominated until paid in full, and then to the other Term A Loans, ratably, until all of the Term A Loans are paid in full), (B) second, ratably to the Term B Loans, (C) third, ratably to the outstanding Revolving Loans, (D) fourth, to outstanding Swing Line Loans and (E) fifth, to cash collateralize Letters of Credit; provided that the application of payments with respect to clauses (C), (D) and (E) above shall not reduce the Aggregate Revolving Commitments or the amount available for borrowing thereunder unless a Default or Event of Default then exists.  Each Lender may in its sole discretion waive any prepayment due to that Lender under this clause (iii) without the approval of any other Lender, provided however that (A) this sentence shall not be construed in derogation of the right of the Borrowers to voluntarily prepay the Loans, (B) to the extent that any Lender waives any prepayment under this clause (iii) the prepayment so waived shall not be required to be applied to the other Obligations hereunder, and (C) in respect of an amount of the applicable Loans equal to the waived prepayment, the applicable Lender shall be deemed to have waived any further right to prepayments under this clause (iii).

(c)           Each prepayment of the Term B Loans shall be applied to installments due in the inverse order of their respective maturities.

2.18         General Provisions as to Payments.

(a)           All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except with respect to principal of and interest on Loans denominated in an Alternative Currency, the Borrowers shall make each payment of principal of, and interest on, Loans and Letter of Credit Liabilities and of fees hereunder, in Dollars not later than 11:00 A.M. (California local time) on the date when due, in federal or other immediately available funds, to the Administrative Agent at its address referred to in Section 9.01, without offset or counterclaim. All payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s office in such Alternative Currency and in immediately available funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount, and the Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders, in Dollars and in the type of funds received by the Administrative Agent. Whenever any payment of principal of, or interest on, the Base Rate Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Eurocurrency Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)           Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate (or, in the case of any loan to be funded in any Alternative Currency as to which market practice differs from the foregoing, in accordance with such market practice).

2.19         Funding Losses .If the Borrowers make any payment of principal with respect to any Eurocurrency Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrowers fail to borrow any Eurocurrency Loans after notice has been given to any Lender in accordance with Section 2.07(a), the Borrowers shall reimburse each applicable Lender within 15 days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Borrowers a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

2.20         Computation of Interest and Fees. Interest based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.

2.21         Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI;

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower to determine the withholding or deduction required to be made.

Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Effective Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Effective Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f)            If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agree to repay the amount paid over to any Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

2.22         Letters of Credit.

(a)           Subject to the terms and conditions hereof, and in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.22, the Issuing Lender agrees to issue Letters of Credit hereunder upon the request of the Company, in Dollars or in Alternative Currencies which are acceptable to the Issuing Lender, at any time and from time to time before the tenth day before the Five-Year Maturity Date; provided that, immediately after each Letter of Credit is issued, (i) the aggregate Outstanding Amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment, and (ii) the aggregate principal amount of the Revolving Outstandings shall not exceed the Aggregate Revolving Commitments; provided further that the availability of the Aggregate Revolving Commitments at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve. Upon the date of issuance of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Revolving Commitments bear to the Aggregate Revolving Commitments. As of the date hereof, the Borrowers have requested that the Existing Letters of Credit be deemed issued hereunder effective as of the Effective Date. On the Effective Date, the Existing Letters of Credit shall be deemed issued hereunder as Letters of Credit hereunder, each “Issuing Lender” under the Existing Credit Facility shall be deemed to have released each lender under the Existing Credit Facility from their participations therein, and each Revolving Lender hereunder shall be deemed to have thereby purchased a ratable participation in each Existing Letter of Credit in the manner set forth above in this Section.

(b)           The Borrowers shall give the Issuing Lender notice, with a copy to the Administrative Agent, at least five days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit (including the currency thereof) and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a “Notice of Issuance”) and shall concurrently submit to the Issuing Lender a Letter of Credit Application. Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent. The Administrative Agent shall provide each of the Revolving Lenders with a quarterly activity report in respect of the Letters of Credit, and will also promptly provide each Revolving Lender with such other information as it may request regarding the then effective Letters of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Lender and that the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested. The Borrowers shall also pay to the Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrowers and the Issuing Lender. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, provided that even if the Issuing Lender does not receive a Notice of Issuance, unless the Issuing Lender has notice of any Default or Event of Default, the Issuing Lender may (but shall not be required to) permit the automatic extension of such Letter of Credit without the requirement of such notice. No Letter of Credit shall have a term extending or be so extendible beyond the fifth Business Day preceding the Five-Year Maturity Date.

(c)           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and each other Revolving Lender as to the amount to be paid as a result of such demand or drawing (which in the case of the notice to each other Revolving Lender shall be expressed in Dollars in the amount of the Dollar Equivalent with respect to a Letter of Credit denominated in an Alternative Currency) and the payment date. The Borrowers shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrowers shall reimburse the Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. All such amounts paid by the Issuing Lender and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Revolving Lender will pay to the Administrative Agent, for the account of the Issuing Lender, in Dollars, at the Administrative Agent’s office for Dollar-denominated payments, immediately upon the Issuing Lender’s demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrowers, an amount equal to that Revolving Lender’s ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Lender’s demand for such payment (or, if such demand is made after 9:00 A.M. (California local time) on such date, from the next succeeding Business Day) to the date of payment by that Revolving Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate. The Issuing Lender will promptly pay to the Administrative Agent for the account of each Revolving Lender ratably all amounts received from the Borrowers for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent that Revolving Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

(d)           The obligations of the Borrowers and each Revolving Lender under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any Subsidiary.

(e)           The Borrowers hereby indemnify and hold harmless each Revolving Lender (including the Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which that Revolving Lender or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with the failure of any other Revolving Lender to fulfill or comply with its obligations to the Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrowers may have against such defaulting Revolving Lender)), and none of the Lenders (including the Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrowers shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrowers shall retain any claim for damages suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Lender, (y) the Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a draft strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrowers under any other provision of this Agreement. To the extent the Borrowers do not indemnify the Issuing Lender as required by this subsection, the Revolving Lenders agree to do so ratably in accordance with their Revolving Commitments.

(f)            Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(g)           The Issuing Lender shall not be under any obligation to issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Issuing Lender in good faith deems material to it;

(ii)           such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(iii)          the Issuing Lender does not, as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(iv)          a default of any Revolving Lender’s obligations to fund under Section 2.22(c) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Company or that Revolving Lender to eliminate the Issuing Lender’s risk with respect to that Revolving Lender.

(h)           Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.22(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrowers for damages suffered by the Borrowers which were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(i)            Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ businesses derive substantial benefits from the businesses of such Subsidiaries.

2.23         Reserves on Eurocurrency Loans. Each Lender may require the Borrowers to pay, contemporaneously with each payment of interest on the Eurocurrency Loans, additional interest on the related Eurocurrency Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable Eurocurrency Rate divided by (B) one minus the Eurocurrency Reserve Percentage over (ii) the applicable Eurocurrency Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrowers and the Administrative Agent, in which case such additional interest on the Eurocurrency Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall notify the Borrowers at least five Business Days prior to each date on which interest is payable on the Eurocurrency Loans of the amount then due it under this Section.

2.24         Increased Commitments; Additional Lenders.

(a)           Provided there exists no Default or Event of Default, from time to time following the Effective Date, the Borrowers may, from time to time, increase the aggregate amount of the Overall Commitments in accordance with this Section (and any such increase may be in one or more Currencies). The aggregate principal amount of the increases to the Commitments made pursuant to this Section (the amount of any such increase, the “Increased Commitments”) shall not exceed the equivalent, determined as of the date of such increase, of US$500,000,000. The Borrowers may request that any such increase consist of increases to the Aggregate Revolving Commitments, the Aggregate Term A Loan Commitments or the Aggregate Term B Loan Commitments or a combination thereof. The Borrowers shall provide at least 30 days’ notice to the Administrative Agent (or such shorter prior notice as the Administrative Agent may agree to accept) of any request to increase the Commitments. The Borrowers may designate any Lender (with the consent of such Lender, which may be given or withheld in its sole discretion) or another Person that qualifies as an Eligible Assignee (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to (i) in the case of any such designated Lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (a) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

(b)           An increase in the aggregate amount of the Overall Commitments pursuant to this Section 2.24 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrowers, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrowers with respect to the Increased Commitments, such reaffirmations of the Loan Documents, such opinions of counsel to the Loan Parties with respect to the Increased Commitments and such other assurances, certificates, documents or consents as the Administrative Agent may reasonably request.

2.25         Joint and Several Liability of Borrowers.

(a)           Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the extensions of credit hereunder.

(b)           Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of any and all of the obligations owing to the Lenders and the Administrative Agent hereunder and under the other Loan Documents.

(c)           The obligations of each Borrower under the provisions of this Section 2.25 constitute the absolute and unconditional, full recourse obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(d)           The provisions of this Section 2.25 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, any Lender, or successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment hereunder or to elect any other remedy. The provisions of this Section 2.25 shall remain in effect until all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made hereunder, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.25 will forthwith be reinstated in effect, as though such payment had not been made.

(e)           Each Borrower hereby agrees that it will not enforce any of its rights of subrogation with respect to any payments made by it to the Administrative Agent or the Lenders or any collateral security therefor until such time as all of the Loans and Letter of Credit Liabilities (and accrued interest thereon) have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Administrative Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash of all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

ARTICLE 3

CONDITIONS

3.01         Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing, the obligation of the Issuing Lender to issue (or renew or extend the term of) any Letter of Credit and the obligation of the Swing Line Lender to make any Swing Line Loan are each subject to the satisfaction of the following conditions:

(a)           receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.04, or receipt by the Issuing Lender of a Notice of Issuance as required by Section 2.22(b), as the case may be;

(b)           immediately before and after such Borrowing or issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

(c)           the representations and warranties of the Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit, provided that in the case of the initial Loans and Letters of Credit to be issued hereunder on the Effective Date, only those representations and warranties set forth on Schedule 7 shall be required to be true and correct; and

(d)           In the case of a credit extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such credit extension to be denominated in the relevant Alternative Currency.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or issuance as to the facts specified in clauses (b) and (c) of this Section.

3.02         Effective Date As conditions precedent to the Effective Date and the making of the initial Loans, Swing Line Loans and Letters of Credit hereunder, each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

(a)           receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

(b)           receipt by the Administrative Agent of (i) a duly executed Revolving Note for the account of each Revolving Lender, (ii) a duly executed Term A Loan Note for the account of each Term A Loan Lender, (iii) a duly executed Term B Loan Note for the account of each Term B Loan Lender and (iv) the duly executed Swing Line

Note for the account of the Swing Line Lender, each dated as of the Effective Date (in each case only to the extent that a Lender has requested the issuance of such a Note or Notes pursuant to Section 2.08 prior to the Effective Date);

(c)           receipt by the Administrative Agent of (i) the Domestic Guaranty, (ii) the Foreign Guaranty, and (iii) the Stock Pledge Agreement, each duly executed by the parties thereto, dated as of the Effective Date;

(d)           receipt by the Administrative Agent of executed counterparts of the Collateral Agent Agreement, together with evidence that the Collateral Agent has received or shall concurrently with the Effective Date receive for the ratable benefit of the Lenders and the holders of the Company Public Debt in accordance with the terms of the Collateral Agent and Intercreditor Agreement, to the extent certificated, certificates evidencing 100% of the capital stock or other equity interests in the Material Domestic Subsidiaries and UK Acquisition (in each case, together with undated stock powers executed in blank), and in the case of the Co-Borrower, authorization to file appropriate financing statements in Delaware;

(e)           the Administrative Agent shall be satisfied that the Liens in favor of the Collateral Agent in the Stock of each of the Material Domestic Subsidiaries, the Co-Borrower and UK Acquisition shall be perfected and first priority Liens;

(f)            receipt by the Administrative Agent of legal opinions of Gibson, Dunn & Crutcher, LLP substantially in the form of Exhibit K and L and of special Luxembourg counsel to the Borrowers, substantially in the form of Exhibit M hereto;

(g)           receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrowers and the Material Domestic Subsidiaries, the corporate authority for and the validity of the Loan Documents, and any other matters relevant thereto;

(h)           receipt by the Administrative Agent of evidence acceptable to the Administrative Agent that the Co-Borrower, the Foreign Guarantors and the Material Domestic Subsidiaries have each executed and delivered guaranties in respect of the Public Debt, in a form acceptable to the Administrative Agent and in any event providing for the automatic and concurrent release of such guarantees (other than the guarantee executed by the Co-Borrower) on the Release Date;

(i)            a certificate of an authorized officer of the Company attaching a copy of the executed Sale and Purchase Agreement;

(j)            a certificate of an authorized officer of the Company stating that, all applicable conditions to the obligations of the parties to the Sale and Purchase Agreement to consummate the Acquisition in the manner contemplated by the Sale and Purchase Agreement have been satisfied (other than the delivery to the sellers thereunder of the purchase price), without waiver or amendment by the Company or any of its Subsidiaries of the terms, provisions or conditions set forth therein, provided that with the prior written consent of the Administrative Agent and the Syndication Agent, the Company and its Subsidiaries may waive any terms and conditions other than:

(i)            any increase to the purchase price payable by the Company and its Affiliates thereunder;

(ii)           the failure of the Interim Reorganisation referred to in the Sale and Purchase Agreement to have occurred;

(iii)          the existence or assumption of Debt of the types described in clauses (a) and (b) thereof, of the Co-Borrower, UK Acquisition or their respective Subsidiaries not contemplated by the Sale and Purchase Agreement which is in an aggregate principal amount which is in excess of the equivalent of US$100,000,000;

(iv)          the failure of the Company to acquire through the Co-Borrower and UK Acquisition all of the assets contemplated to be acquired though the Sale and Purchase Agreement, other than assets having an aggregate value, as reasonably determined by the Company, not in excess of US$100,000,000;

(v)           the existence of any other adjustment, pro ration or allocation between the buyers and the sellers under the Sale and Purchase Agreement resulting in an additional effective consideration or additional buyer cash requirements in an aggregate amount which is in excess of $50,000,000;

(vi)          the waiver of the requirement that the transactions contemplated by the Purchase and Sale Agreement occur by June 30, 2006; or

(vii)         the waiver by the Company of the condition set forth in Section 6.2(a) of the Sale and Purchase Agreement;

(k)           receipt by the Administrative Agent of evidence reasonably acceptable to the Administrative Agent that the Acquisition is in a position to close and that the other transactions contemplated hereby to occur on or about the Effective Date have been or shall be promptly consummated in material compliance with all applicable laws and all regulatory requirements; that all material U.S., U.K. and European Union governmental consents and approvals (including without limitation under the Hart-Scott Rodino Act) and shareholder consents and approvals necessary in connection therewith have been obtained; that all third party consents required in connection therewith have been obtained (in the case of such third party consents, except to the extent that the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and all such consents and approvals shall be in force and effect and all applicable waiting periods shall have expired without any action being taken by any authority that restrains, prevents or imposes any material adverse conditions upon the Acquisition;

(l)            the absence of any judgment or order in the U.S., U.K. or European Union prohibiting the consummation of the Acquisition or the transactions contemplated by this Agreement to the extent that such judgment or order is binding on any party to the Sale and Purchase Agreement or any material assets being transferred as a result of the consummation of the Acquisition;

(m)          receipt by the Administrative Agent and BAS of the fees required to be paid on the Effective Date by the letter agreement referred to in Sections 2.10, and 2.11;

(n)           In the event that the transactions contemplated by the Purchase Agreement have not been consummated prior to February 28, 2006, delivery of consolidated financial statements of the Company as at December 31, 2005, and for the twelve months then ended, prepared in accordance with generally accepted accounting principles and audited by Ernst & Young;

(o)           the Effective Date shall have occurred on or before June 30, 2006; and

(p)           the Administrative Agent shall be satisfied with arrangements for the remittance of the proceeds of the initial Loans hereunder to the Sellers under the Sale and Purchase Agreement, including any requirements for the exchange or conversion of the proceeds of such Loans into Sterling prior to their remittance to the Sellers.

The Administrative Agent shall promptly notify the Borrowers and each Lender of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto. On the Effective Date, the Administrative Agent shall remit the proceeds of Loans in the aggregate principal amount required to repay in full the loans made by the Lenders under the Existing Credit Facility (other than the Existing Letters of Credit), together with all related accrued and unpaid interest, commitment fees, LIBOR breakage fees and other amounts owed thereunder, and the Existing Credit Facility shall thereupon be deemed terminated concurrently with the Effective Date.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant that:

4.01         Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Each person which is Material Domestic Subsidiary as of the Effective Date (and after giving effect to the transactions contemplated by the Sale and Purchase Agreement) is listed on Schedule 8.

4.02         Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

(a)           contravene the terms of any of such Person’s Organization Documents;

(b)           conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or

(c)           violate any Law.

Each Loan Party is in compliance with each Contractual Obligation of the type described clause (b)(i) of this Section, except to the extent that any such conflict, breach, contravention or Lien would not reasonably be expected to have a Material Adverse Effect.

4.03         Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

4.04         Binding Effect . This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

4.05         Financial Information.

(a)           The Company’s financial statements dated as of December 31, 2004, fairly present in all material respects, in conformity with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year;

(b)           The Company’s financial statements dated as of September 30, 2005, fairly present in all material respects, in conformity with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period then ended, other than the absence of footnotes and other informational disclosures; and

(c)           As of each date following the Effective Date, there has been no Material Adverse Effect since the Effective Date.

4.06         Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrowers threatened against or affecting, the Borrowers or any of their Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of any of the Loan Documents.

4.07         Compliance with ERISA; Foreign Pension Matters. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. All pension plans and similar pension arrangements of Subsidiaries of the Company organized under the laws of non-United States jurisdictions, or which are subject to the laws of such jurisdictions, have been operated in material compliance with such laws.

4.08         Taxes. The United States federal income tax returns of the Company and its Subsidiaries have been filed through the fiscal year ended December 31, 2004. The Company and its Significant Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary of the Company. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

4.09         Significant Subsidiaries. Each of the Significant Subsidiaries (a) is a Person duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and (b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, has all requisite corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

4.10         Not an Investment Company. Neither of the Borrowers is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.11         Environmental Matters. The Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

4.12         Full Disclosure. All information (other than financial projections and forecasts) heretofore furnished by the Borrowers to the Administrative Agent or to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Administrative Agent or any Lender, taken as a whole, will be true and accurate in all material respects on the date as of which such information is stated or certified. As of the Effective Date, the Borrowers have disclosed to the Lenders in writing any and all facts known to them which materially and adversely affect the business, operations or financial position of the Company and its Subsidiaries, taken as a whole, or the ability of the Borrowers to perform their obligations under this Agreement. With respect to any projections or forecasts provided, such projections or forecasts represent, as of the date thereof, management’s best estimates based on reasonable assumptions and all available information, but are subject to the uncertainty inherent in all projections and forecasts.

4.13         The Acquisition. As of the Effective Date, the Acquisition has been consummated in material compliance with all applicable laws and all regulatory requirements (including without limitation the Hart-Scott Rodino Act but excluding any regulatory requirements consisting of consents to the transfer of liquor licenses); all governmental and shareholder consents and approvals necessary in connection therewith have been obtained; all third party consents required in connection therewith have been obtained (in the case of such third party consents, except to the extent that the failure to obtain the same would not, individually or in the aggregate, have a Material Adverse Effect) and all such consents and approvals are in force and effect and all applicable waiting periods have expired without any action being taken by any authority that restrains, prevents or imposes any material adverse conditions upon the Acquisition. Giving effect to the Acquisition, as of the Effective Date, the Company and its Significant Subsidiaries are, on a consolidated basis, Solvent.

4.14         Representations as to Foreign Obligors. The Borrowers represent and warrant with respect to each Foreign Obligor that:

(a)           Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)           The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax which has been paid.

(c)           There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)           The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

ARTICLE 5
COVENANTS

The Borrowers agree that, so long as any Lender has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

5.01         Information. The Borrowers will deliver to the Administrative Agent and each Lender:

(a)           as soon as available and in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, accompanied by a report and opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)           as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer;

(c)           simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Borrowers were in compliance with the requirements of Sections 5.06, 5.07, 5.10, 5.12 and 5.13 on the date of such financial statements (as applicable), and (ii) stating whether any Default exists on the date of such Compliance Certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

(d)           simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Event of Default under Sections 5.12 or 5.13 existed on the date of such statements and (ii) confirming the calculations set forth in the officer’s certificate delivered simultaneously therewith;

(e)           as soon as available and in any event not later than the last day of February of each year, a completed Pricing Certificate as of December 31 of the prior year;

(f)            within five Business Days of any officer of the Borrowers obtaining knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

(g)           promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(h)           promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10 K, 10 Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(i)            if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(j)            forthwith, notice of any change of which the Borrowers become aware in the rating by S&P or Moody’s, of the Company’s outstanding senior long-term debt securities;

(k)           promptly after the Borrowers have notified the Administrative Agent of any intention by the Borrowers to treat the Loans as being a “reportable transaction”

(within the meaning of Treasury Regulation Section 1.6011-4) a duly completed copy of Internal Revenue Service Form 8886 or any successor form;

(l)            promptly after the commencement thereof, notice of all actions, suits, or proceedings brought by or against the Company or any of its Subsidiaries before any Governmental Authority which reasonably would be expected to result in a Material Adverse Effect; and

(m)          from time to time such additional information regarding the financial position or business of the Borrowers as the Administrative Agent, at the request of any Lender, may reasonably request.

5.02         Maintenance of Property; Insurance.

(a)           The Borrowers will keep, and the Company will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Subsidiaries, considered as a whole.

(b)           The Borrowers will, and the Company will cause each Significant Subsidiary to, maintain (either in the name of the Company or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Borrowers may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

5.03         Conduct of Business and Maintenance of Existence. The Borrowers will continue, and the Company will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary of the Company to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.03 shall prohibit (i) the merger of a Subsidiary of the Company into the Company or the merger or the consolidation of a Subsidiary of the Company with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary of the Company and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary of the Company if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Lenders.

5.04         Compliance with Laws. The Borrowers will comply, and the Company will cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA and the rules and regulations thereunder and the laws, rules and regulations applicable to pension plans and arrangements operated by the Company and its Subsidiaries under the laws of non-United States jurisdictions), and shall timely file all material tax returns and pay all material taxes required to be filed by them and so paid, except in each case where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

5.05         Inspection of Property, Books and Records. The Borrowers will keep, and the Company will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and the Company will cause each Significant Subsidiary to permit, representatives of any Lender at such Lender’s expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

5.06         Debt of Non-Guarantor Subsidiaries. Prior to the Release Date, the Company will not permit any of its Subsidiaries that are not Loan Parties to create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except:

(a)           Debt under this Agreement and the other Loan Documents;

(b)           Debt of any such Subsidiary to the Company or to another Subsidiary of the Company;

(c)           Debt of Existing Hilton Subsidiaries existing on the Effective Date, and any extensions, refinancings, refundings or replacements thereof which do not increase the outstanding principal amount thereof.

(d)           Obligations of the Acquired HG Subsidiaries existing on the Effective Date which are (i) classified as Debt on the Effective Date and listed on Schedule 9, or (ii) not classified as Debt as of the Effective Date, in each case with any extensions, refinancings, refundings or replacements thereof which do not increase the outstanding principal amount thereof ; and

(e)           Other Debt incurred following the Effective Date in an aggregate principal amount not to exceed the equivalent of US$100,000,000 (exclusive of any leases which are permitted by Section 5.10) at any time, provided that no increase in the US$ equivalent of such Debt following the date of incurrence thereof due to fluctuations in currency exchange rates shall result in a violation of this Section 5.06.

5.07         Negative Pledge. None of the Borrowers, any Covered Subsidiary or any Significant Subsidiary, will create, incur (or permit to incur) or assume any Lien on any asset now owned or hereafter acquired by it, except:

(a)           Liens existing as of the Effective Date;

(b)           Liens on the property subject to the Stock Pledge Agreement held by the Collateral Agent in favor of the holders of the Public Debt, and which are equal, ratable and pari passu with the Liens in favor of the Administrative Agent and the Lenders on such property;

(c)           any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged or consolidated with or into the Company or a Subsidiary of the Company, in each case where the Lien is not created in contemplation of such event;

(d)           any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); provided that the Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, or such longer period, not to exceed 12 months, due to the Borrowers’ inability to retain the requisite governmental approvals with respect to such acquisition; provided further that, in the case of real estate, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Debt so secured does not exceed the sum of (x) the purchase price of such real estate plus (y) the costs of such construction;

(e)           any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary of the Company and not created in contemplation of such acquisition;

(f)            any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than to cover any transaction costs of such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

(g)           Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding US$50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(h)           Liens securing Debt of a Subsidiary of the Company to the Company or another Subsidiary of the Company;

(i)            Liens not otherwise permitted by the foregoing clauses of this Section encumbering assets of the Company and its Subsidiaries having an aggregate fair market value which is not in excess of 10% of Consolidated Net Tangible Assets (determined, in each case, by reference to the most recent date prior to the incurrence or assumption of such Lien for which the Company has delivered its financial statements under Section 5.01(a) or Section 5.01(b), as applicable).

5.08         Consolidations, Mergers and Sales of Assets; Corporate Structure.

(a)           The Borrowers will not consolidate or merge with or into any other Person, provided that, a Borrower may consolidate or merge with another Person if (i) such Borrower is the Person surviving such merger, and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing;

(b)           The Borrowers will not, and will not permit their Subsidiaries to:

(i)            sell, lease or otherwise transfer all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; or

(ii)           sell, lease or otherwise transfer any substantial portion of the assets of the Company and its Subsidiaries, taken as a whole if, after giving pro forma effect to such sale, lease or transfer and the application of the proceeds of such sale, lease or transfer, and to any attendant reduction in pro forma Consolidated EBITDA and Consolidated EBITDAR for the then most recently ended fiscal quarter of the Company, the Company would be in pro forma violation of the covenants set forth in Sections 5.12 and 5.13.

5.09         Sale-Leaseback Transactions. The Borrowers will not, and will not permit any of the Company’s Subsidiaries, to enter into any sale-leaseback, synthetic lease or other similar transaction involving any of its or their assets, except (a) any such transactions existing as of the Effective Date and (b) any such transactions with respect to properties located in Germany that are identified on the Sale-Leaseback Schedule attached hereto as Schedule 10.

5.10         Fixed and Contingent Leases. The Borrowers will not, and will not permit any of the Company’s Subsidiaries, to enter into any fixed or contingent payment leases of real property, except (a) any such leases existing as of the Effective Date and renewals and extensions thereof and replacements thereof in the same geographic market, and (b) fixed or contingent payment leases entered into after the Effective Date so long as the aggregate annual rent and other payments thereunder do not exceed US$50,000,000 while this Agreement is in effect.

5.11         Use of Proceeds. The proceeds of the Loans made under this Agreement will be used (a) on the Effective Date (i) to finance a portion of the cash consideration payable in connection with the Acquisition, (ii) to repay all of the outstanding obligations under the Existing Credit Facility, and (iii) to pay fees and expenses related to this Agreement and the consummation of the Acquisition, and (b) thereafter for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U in any manner that would violate Regulation X or result in a violation of Regulation U.

5.12         Leverage Ratio.  The Leverage Ratio will not, as of the last day of any fiscal quarter of the Company described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

Fiscal Quarters Ending	Maximum Ratio
March 31, 2006 – June 30, 2006	6.25:1.00
September 30, 2006	6.00:1.00
December 31, 2006 – March 31, 2007	5.75:1.00
June 30, 2007 – September 30, 2007	5.50:1.00
December 31, 2007	5.25:1.00
March 31, 2008 – June 30, 2008	4.75:1.00
Thereafter	4.50:1.00

5.13         Interest Coverage Ratio.  The Interest Coverage Ratio shall not, as of the last day of any fiscal quarter of the Company, be less than 2.50:1.00.

5.14         Additional Guarantors and Pledged Stock.  The Borrowers will, pursuant to documents reasonably acceptable to the Administrative Agent:

(a)           cause each Person which becomes a Material Domestic Subsidiary prior to the Release Date to promptly and in any event within thirty days execute and deliver to the Administrative Agent a joinder to the Domestic Guaranty and concurrently pledge or cause the first priority pledge of the capital stock or other equity interests of such Person pursuant to the Stock Pledge Agreement;

(b)           cause each Person which hereafter becomes a guarantor of any Public Debt to concurrently execute and deliver to the Administrative Agent a joinder to the Domestic Guaranty or (in the case of any such Person not organized under the laws of the United States or its subdivisions), the Foreign Guaranty;

(c)           at all times prior to the Release Date, cause the Co-Borrower and other Subsidiaries which have executed the Foreign Guaranty to be the owners, directly or indirectly, of all of the equity interests of the Acquired HG Subsidiaries which are then owned by the Company and its Subsidiaries; and

(d)           at all times prior to the Release Date, cause 100% of the equity interests in each Subsidiary of the Company which is a party to the Foreign Guaranty to be subject to the first priority Lien of the Stock Pledge Agreement.

ARTICLE 6

EVENTS OF DEFAULT

6.01         Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)           the Borrowers shall fail to (i) reimburse any drawing under any Letter of Credit when required hereunder or (ii) pay when due any principal of any Loan or Swing Line Loan under this Agreement, or (iii) pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

(b)           the Borrowers shall fail to observe or perform any covenant contained in Sections 5.06 to 5.13, inclusive;

(c)           the Borrowers shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for seven days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender;

(d)           any representation, warranty, certification or statement made or deemed made by the Borrowers in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)           either Borrower or any Covered Subsidiary or any Significant Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes and Non-Recourse Debt) when due or within any applicable grace period and the aggregate principal amount of such Debt is in excess of US$100,000,000;

(f)            any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Non-Recourse Debt) in an aggregate principal amount which is in excess of US$100,000,000 of either Borrower or any Covered Subsidiary or any Significant Subsidiary or enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(g)           either Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h)           an involuntary case or other proceeding shall be commenced against either Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against either Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i)            any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of US$25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of US$100,000,000;

(j)            a judgment or order for the payment of money shall be rendered against either Borrower or any Subsidiary of the Company in excess of US$100,000,000 (in the aggregate for the Company and its Subsidiaries) and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

(k)           any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Company terminate the Revolving Commitments and they shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to the Company declare the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Loans and Letter of Credit Liabilities (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to either Borrower, without any notice to the Borrowers or any other act by the Administrative Agent or the Lenders, the Revolving Commitments shall thereupon terminate and the Loans and Letter of Credit Liabilities

(together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

6.02         Notice of Default.  The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

6.03         Cash Cover.  The Borrowers agree, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, they shall, if requested by the Administrative Agent upon the instruction of the Required Lenders, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, and in the currency in which the Letters of Credit are issued or in Dollars as the Administrative Agent may request from time to time; provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to either Borrower, the Borrowers shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

ARTICLE 7
ADMINISTRATIVE AGENT

7.01         Appointment and Authority.  Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

7.02         Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

7.03         Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.04 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

7.04         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.05         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

7.06         Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swing Line Lender, (b) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

7.07         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

7.08         No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Syndication Agent or the other Persons listed as Co-Documentation Agents and Co-Managing Agents on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

7.09         Collateral and Guaranty Matters.  The Lenders and the Issuing Lender irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Overall Commitments and payment in full of all Loans and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.04, if approved, authorized or ratified in writing by the Required Lenders;

(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.07(e);

(c)           to release any Loan Party from the Loan Documents to which it is party if such Loan Party ceases to be a Loan Party as a result of a transaction permitted hereunder; and

(d)           to instruct the Collateral Agent to release the Stock Pledge Agreement, or to release the Domestic Guaranty, the Foreign Guaranty, in each case in the manner described in Section 9.15.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from the Loan Documents to which it is a party pursuant to this Section 7.09.

ARTICLE 8

CHANGE IN CIRCUMSTANCES

8.01         Basis for Determining Interest Rate Inadequate or Unfair.  If on or prior to the first day of any Interest Period for any Eurocurrency Loan:

(a)           the Administrative Agent is advised by the Required Lenders that deposits (whether in Dollars or an Alternative Currency) in the required amounts are not being offered to the Lenders in the relevant market for such Interest Period, or

(b)           the Required Lenders advise the Administrative Agent that the Eurocurrency Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Eurocurrency Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurocurrency Loans shall be suspended.  Unless the Company notifies the Administrative Agent at least two Business Days before the date of any Borrowing of a Eurocurrency Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.  The Administrative Agent shall promptly notify the Lenders of any election by the Company pursuant to the preceding sentence.

8.02         Illegality.  If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Eurocurrency Lending Office) to make, maintain or fund its Eurocurrency Loans (whether denominated in Dollars or an Alternative Currency) and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or continue Eurocurrency Loans shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.  If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurocurrency Loans to maturity and shall so specify in such notice, the Borrowers shall immediately prepay in full the then Outstanding Amount of each such Eurocurrency Loan, together with accrued interest thereon.  Concurrently with prepaying each such Eurocurrency Loan, the Borrowers shall borrow a Base Rate Loan in an equal

Dollar Equivalent principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

8.03         Increased Cost and Reduced Return.

(a)           If after the Effective Date, in the case of any Loan or Letter of Credit or any obligation to make Revolving Loans or issue or participate in any Letter of Credit, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)            shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Note or its obligation to make Eurocurrency Loans or its obligations hereunder in respect of Letters of Credit (other than Excluded Taxes), or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender’s principal executive office or Applicable Lending Office is located);

(ii)           shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Eurocurrency Loan (A) any such requirement included in the Eurocurrency Reserve Percentage and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurocurrency Loans, its Note or its obligation to make Eurocurrency Loans or its obligations hereunder in respect to Letters of Credit; or

(iii)          results in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services

Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurocurrency Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, subject to clause (d) of this Section, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)           If, after the Effective Date, any Lender shall have determined that any applicable law, rule or regulation regarding capital adequacy (irrespective of the actual timing of the adoption or implementation thereof and including, without limitation, any law or regulation adopted pursuant to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such law, regulation, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, subject to clause (d) of this Section, from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

(c)           Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

(d)           The Borrowers shall not be required to reimburse any Lender for any increased costs, reductions or payments under this Section arising prior to 90 days preceding the date of any claim or demand by a Lender for compensation under this Section except to the extent the applicable law or regulation is imposed retroactively and the demand or claim is made within 90 days of the effect (in which case such claim or demand shall be submitted within 90 days of the date upon which such Lender becomes aware or should reasonably be aware of such law or regulation).  A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (with detail sufficient to allow the verification by the Company of its calculations) shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

8.04         Base Rate Loans Substituted for Affected Eurocurrency Loans.  If:

(a)           the obligation of any Lender to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or

(b)           any Lender has demanded compensation under Section 8.03(a) and the Company shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

(i)            all Loans which would otherwise be made by such Lender as Eurocurrency Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Lenders), and

(ii)           after each of its Eurocurrency Loans has been repaid, all payments of principal which would otherwise be applied to repay such Eurocurrency Loans shall be applied to repay its Base Rate Loans instead.

ARTICLE 9
MISCELLANEOUS

9.01         Notices; Effectiveness; Electronic Communication.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Company (whether to the Company itself or to the Company on behalf of the Borrowers), the Administrative Agent, the Issuing Lender or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on the Contact Information Schedule attached hereto as Schedule 11; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent,  provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)           Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)           Each of the Company (on behalf of itself or the Borrowers), the Administrative Agent, the Issuing Lender and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Lender and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(f)            The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic borrowing notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(g)           The Borrowers hereby acknowledge that (a) the Administrative Agent and BAS will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”).  The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, BAS, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and BAS shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

9.02         No Waivers.  No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.03         Expenses; Documentary Taxes; Indemnification.

(a)           The Borrowers agree (i) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred after an Event of Default in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred after an Event of Default during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any bankruptcy, insolvency or similar law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this Section 9.03(a) shall be payable within fifteen Business Days after demand therefor.  The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

(b)           Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, trustees, advisors, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, including the consummation of the Acquisition, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) and (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the

“Indemnified Liabilities”) provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date).  All amounts due under this Section 9.03(b) shall be payable within fifteen (15) Business Days after demand therefor.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

9.04         Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers, and received by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Sections 3.01 or 3.02 without the written consent of each Lender;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 6.01) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders, or any of them, or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (v) of the second proviso to this Section 9.04) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(e)           change Sections 2.17(b) or 9.09 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)            change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)           amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender;

(h)           release or subordinate the Administrative Agent’s Lien upon any material portion of the Collateral without the written consent of each Lender (except as provided in Section 9.15 on the Release Date and except in connection with a sale, transfer or other disposition of that Collateral that is permitted under this Agreement); or

(i)            release any Loan Party from its obligations under any Loan Document without the consent of each Lender (except as provided in Section 9.15 on the Release Date and except in connection with any sale of that Loan Party that is permitted under this Agreement);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 9.05(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

9.05         Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b), (c) or (d) of this Section, (ii) by way of participation in accordance with the provisions of subsection (f) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (i) of this Section 9.05, and any other attempted assignment or transfer by any party hereto shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (f) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders – Revolving Commitments.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under its Revolving Commitment (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) and may independently assign its rights and obligations under its Revolving Commitment (with or without assigning any other Debt under this Agreement which is then owned by it); provided that except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Loans thereunder at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitments are not then in effect, the principal outstanding balance of the related Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that (A) the approval of the Company of assignments to any Person which is already a Lender, Affiliates of any such Person, or to any Approved Fund, shall not be required, (B) the approval of the Administrative Agent of assignments to any Person which is already a Lender having a Revolving Commitment shall not be required, and (C) concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.  Notwithstanding the preceding sentence, no assignment of any Revolving Loan or Revolving Commitment shall be made to any Eligible Assignee which is an NMC Lender without the prior written approval of the Administrative Agent, provided that the Administrative Agent shall not withhold its approval of any such assignment where (y) the assigning Lender shall continue to be a Revolving Lender hereunder, and (b) the assigning Lender agrees in writing to become a Currency Fronting Lender in respect of any portion of the Revolving Commitment which it has assigned to an NMC Lender;

(c)           Assignments by Lenders – Term Commitments.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under its Term A Loans or Term B Loans (and may independently assign its Term A Loans or Term B Loans without assigning its Loans under any other Commitment, and may also independently assign Loans made under any Commitment in any currency without assigning Loans made under that Commitment in another currency); provided that except in the case of an assignment of the entire remaining amount of the assigning Lender’s such Commitments and the related Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$1,000,000 (or, in the case of loans funded in other currencies, 1,000,000 units of the relevant currency) or, in the case of concurrent assignments to one or more Approved Funds of a Lender, aggregating at least such an amount, unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(d)           Assignments Generally.  In addition to the requirements of clauses (b) and (c) of this Section:

(i)            each partial assignment shall be made as an assignment of a proportionate part of the assigning Lender’s rights and obligations under the Loans or Commitments assigned, except that this clause (i) shall not apply to rights in respect of Swing Line Loans;

(ii)           upon each assignment the assigning Lender shall pay to the Administrative Agent a fee equal to the amount set forth on Schedule 12 hereto;

(iii)          each assignment to a Person which is not an Affiliate or an Approved Fund of a Lender holding Loans under the same Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 12, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (e) of this Section, from and after the Effective Date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.19, 2.21, 8.03 and 9.03 with respect to facts and circumstances occurring prior to the Effective Date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (f) of this Section.

(e)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers and the Issuing Lender at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(f)            Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates)

(each, a “Participant”) in all or a portion of that Lender’s rights and/or obligations under this Agreement (including all or a portion of any of its Commitments and/or the Loans (including that Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) that Lender’s obligations under this Agreement shall remain unchanged, (ii) that Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Lender shall continue to deal solely and directly with that Lender in connection with that Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (c) or (d) of Section 9.04 that affects such Participant.

(g)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is a Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(i)            Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such

Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.18(b).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 8.03), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j)            Resignation as Issuing Lender or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsections (b) or (c) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender.  In the event of any such resignation as Issuing Lender or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder (but no Lender shall be obligated to accept such appointment); provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swing Line Lender, as the case may be.  If Bank of America resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the Effective Date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.22(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the Effective Date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05.

9.06         Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

9.07                           Counterparts; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Facsimile signatures will be deemed effective to the same extent as manual original signatures.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

9.08                           Several Obligations.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments under Section 7.07 are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 7.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 7.07.

9.09                           Set-Offs; Sharing of Set-Offs.

(a)                                  If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Lender is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and the Issuing Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and the Issuing Lender may have.  Each Lender and the Issuing Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)                                 Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due under this Agreement or any other Loan Document which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due under this Agreement or any other Loan Document held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the principal and interest due under this Agreement or any other Loan

Document held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest due under this Agreement or any other Loan Document held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than their indebtedness under this Agreement and the other Loan Documents.  The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in the principal and interest due under this Agreement or any other Loan Document, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

9.10                           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11                           Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:

(a)                                  to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

(b)                                 to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners),

(c)                                  to the extent required by applicable laws or regulations or by any subpoena or similar legal process,

(d)                                 to any other party hereto,

(e)                                  in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,

(f)                                    subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations,

(g)                                 with the consent of the Company or

(h)                                 to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Lender acknowledges that (i) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

9.12                           Replacement of Lenders.  If any Lender requests compensation under Section 8.03, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21 or Section 2.23, or if any Lender is a Defaulting Lender, or if any Lender does not consent to a requested waiver or amendment hereof that requires the approval of all of the Lenders and which is consented to by the Required Lenders, or if any Lender does not consent to the provision of Alternative Currencies pursuant to Section 1.06(a) which are approved by the Required Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.05), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                  the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 9.05;

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.19) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 2.23, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                                 such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

9.13                           USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

9.14                           Office of Foreign Asset Control and Bank Secrecy Act.  Each Borrower shall (a) ensure, and cause each of its Subsidiaries to ensure, that no person who owns a Controlling interest in or otherwise controls such Borrower or any of its Subsidiaries is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

9.15                           Release of Guaranties and Stock Pledge Agreements.  Promptly following a written request by the Company, the Administrative Agent and the Lenders shall (a) release the Domestic Guaranty and the Foreign Guaranty, and (b) instruct the Collateral Agent to release the Liens of the Stock Pledge Agreement, provided that, as of the date of such request (the date of such release and termination being the “Release Date”), each of the following conditions precedent has been fulfilled:

(a)                                  the Leverage Ratio has been equal to or less than 4.50:1.00 for the then most recent two consecutive fiscal quarters of the Company,

(b)                                 no Default or Event of Default shall have occurred and be continuing; and

(c)                                  the Administrative Agent shall have received a certificate from the Company as to the matters described in clauses (a) and (b) above, and shall be satisfied that the similar Liens in support of the Public Debt and the related guarantees of the Foreign Guarantors and the Material Domestic Subsidiaries shall be concurrently terminated (other than the guaranty of the Co-Borrower).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HILTON HOTELS CORPORATION

By:
Name:	Mariel A. Joliet
Title:	Senior Vice President and Treasurer

HILTON PCB SARL

By:
Name:	Mariel A. Joliet
Title:	Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as Administrative
Agent

By:
Chris M. Levine, Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, as Issuing Lender and as Swing Line Lender

By:
Jeff Susman, Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

UBS LOAN FINANCE, as a Lender

By:
Name:	Joselin Fernandes
Title:	Associate Director Banking Products
Services, US

By:
Name:	Christopher M. Aitkin
Title:	Associate Director Banking Products
Services, US

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:
Name:	Timothy J. McNaught
Title:	Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

THE BANK OF NEW YORK, as a Lender

By:
Name:	Robert Besser
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BNP PARIBAS, as a Lender

By:
Name:	Janice S. Ho
Title:	Managing Director

By:
Name:	Mitchell Ozawa
Title:	Managing Director

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

CALYON NEW YORK BRANCH, as a Lender

By:
Name:	Jan Hazelton
Title:	Director

By:
Name:	David Bowers
Title:	Director

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

MORGAN STANLEY BANK, as a Lender

By:
Name:	Eugene F. Martin
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:	Dean R. Whitehill
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC., as a Lender

By:
Name:	Niraj R. Shah
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as a Lender

By:
Name:	Lucy Nixon
Title:	Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:	R.H. Boese
Title:	Managing Director

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

SCOTIABANC, INC., as a Lender

By:
Name:	William E. Zarrett
Title:	Managing Director

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

MIZUHO CORPORATE BANK, LTD., as a Lender

By:
Name:	Makoto Murata
Title:	Deputy General Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:
Name:	Christian Jagenberg
Title:	SVP and Manager

By:
Name:	Yangling Joanne Si
Title:	AVP

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:	Friedrieh R. Baedorf
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender

By:
Name:	Robert Bugbee
Title:	Director

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as a Lender

By:
Name:	Maria T. Vizan
Title:	AVP Global GRP Banking

By:
Name:	Giampaolo Consigliere
Title:	Vice President Global Trade Finance

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

CAJA MADRID, as a Lender

By:
Name:	Ricardo Benede
Title:	Corporate Banking

By:
Name:	Gema Gauez
Title:	Capital Markets

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

LLOYDS TSB BANK PLC, as a Lender

By:
Name:	Andrew Roberts
Title:	Vice President, Corporate Banking

By:
Name:	Windsor Davies
Title:	Director, Corporate Banking

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BAYERISCHE HYPO- und VEREINSBANK AG, NEW YORK BRANCH, as a Lender

By:
Name:	Marianne Weinzinger
Title:	Director

By:
Name:	Kimberly Sousa
Title:	Director

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANK OF SCOTLAND, as a Lender

By:
Name:	Karen Weich
Title:	Assistant Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

CAJA DE AHORROS DEL MEDITERRANEO, as a Lender

By:
Name:	Jose Rafael Pastor Lluch
Title:	Jefe de Prestamos Sindicados

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:	Susan M. Tate
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

NATEXIS BANQUES POPULAIRES, as a Lender

By:
Name:	Nicolas J. Regent
Title:	VP Multinational Group

By:
Name:	PJ van Tulden
Title:	Group Head

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

UNITED OVERSEAS BANK LIMITED, LOS ANGELES AGENCY, as a Lender

By:
Name:	Hoong Chen
Title:	First Vice President and General Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

KfW, as a Lender

By:
Name:	Henning von Blanckenburg
Title:	Vice President

By:
Name:	Michael Andres
Title:	Senior Project Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY, as a Lender

By:
Name:	Lisa McDermott
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANCA NAZIONALE DEL LAVORO SpA, NEW YORK BRANCH, as a Lender

By:
Name:	Juan Cortes
Title:	Relationship Manager

By:
Name:	Francesco Di Mario
Title:	Senior Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

CRÉDIT INDUSTRIEL ET COMMERCIAL, as a Lender

By:
Name:	Marcus Edward
Title:	Vice President

By:
Name:	Sean Mounier
Title:	First Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:	Dorothy G.W. Brailer
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

IXIS CORPORATE & INVESTMENT BANK, as a Lender

By:
Name:	Thierry Bernard
Title:	Director

By:
Name:	Michael Koch
Title:	Managing Director

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

COMMONWEALTH BANK OF AUSTRALIA, as a Lender

By:
Name:	Jeff Heazlewood
Title:	Relationship Executive

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as a Lender

By:
Name:	Dr. Arne Weick
Title:	Senior Vice President

By:
Name:	Manuel Schemann
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender

By:
Name:	Steve Goetschius
Title:	SVP

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANCA INTESA S.p.A., NEW YORK BRANCH, as a Lender

By:
Name:	Nicholas A. Matacchieri
Title:	Director

By:
Name:	Anthony F. Giobbi
Title:	First Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:	Scott J. Bell
Title:	Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:	R. Shane Norman
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

THE COOPERATIVE BANK PLC, as a Lender

By:
Name:	Steven Jackson
Title:	Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

FORTIS CAPITAL CORP., as a Lender

By:
Name:	John M. Crawford
Title:	Managing Director

By:
Name:	Henk Debailleur
Title:	Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

THE INTERNATIONAL COMMERCIAL BANK OF CHINA, NEW YORK AGENCY, as a Lender

By:
Name:	Nae-Yee Lung
Title:	EVP & General Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

FIRST COMMERCIAL BANK, NEW YORK AGENCY, as a Lender

By:
Name:	Bruce M.J. Ju
Title:	VP & General Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANK OF HAWAII, as a Lender

By:
Name:	John P. McKenna
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANK OF TAIWAN, LONDON BRANCH, as a Lender

By:
Name:	Fu-San Chiang
Title:	General Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BAYERISCHE LANDESBANK, New York Branch, as a Lender

By:
Name:	Stuart Schulman
Title:	Senior Vice President

By:
Name:	Norman McClave
Title:	First Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

CAIXA GERAL DE DEPOSITOS, NEW YORK BRANCH, as a Lender

By:
Name:	Francisco N. Graca
Title:	Executive Vice President & General Manager

By:
Name:	Dale Prusinowski
Title:	Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

COMERICA WEST INCORPORATED, as a Lender

By:
Name:	Elise M. Walker
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

KBC BANK N.V., as a Lender

By:
Name:	Jose Policarpio, Jr.
Title:	Assistant Vice President

By:
Name:	Robert Snauffer
Title:	First Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

MIDFIRST BANK, A FEDERALLY CHARTERED SAVINGS ASSOCIATION, as a Lender

By:
Name:	Darrin Rigler
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

NATIONAL BANK OF EGYPT, NEW YORK, as a Lender

By:
Name:	Hassan Eissa
Title:	General Manager

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

SANPAOLO IMI S.p.A., as a Lender

By:
Name:	Renato Carducci
Title:	G.M.

By:
Name:	Robert Wurster
Title:	S.V.P.

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

STANDARD CHARTERED BANK, as a Lender

By:
Name:	Gilberto Tollinchi
Title:	Vice President A2590

By:
Name:	Andrew Y. Ng
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:	Richard J. Salmon
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

WESTPAC BANKING CORPORATION, as a Lender

By:
Name:	Isaac Rankin
Title:	Head of Relationship Management

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

ICICI BANK CANADA, as a Lender

By:
Name:	Piyush Bhatia
Title:	Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

ICICI BANK LIMITED, HONG KONG BRANCH, as a Lender

By:
Name:	Arnab Basu
Title:	Chief Executive, Hong Kong & Regional Head, North Asia

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

BANK OF CHINA, LOS ANGELES BRANCH, as a Lender

By:
Name:	Xiao Wang
Title:	Branch Manager & Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

CENTRAL PACIFIC BANK, as a Lender

By:
Name:	Heather Piper
Title:	Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]

FIRST HAWAIIAN BANK, as a Lender

By:
Name:	Charles L. Jenkins
Title:	Senior Vice President

[SIGNATURE PAGE HILTON HOTELS
CORPORATION CREDIT AGREEMENT]